Exhibit 1.1
                       CRESTAR STUDENT LOAN TRUST 1997-1







                  $222,900,000 Student Loan Asset Backed Notes


                             UNDERWRITING AGREEMENT

                                                             December 11, 1997

SALOMON BROTHERS INC
As Representative of the
  several Underwriters named herein
390 Greenwich Street, 4th Floor
New York, New York 10013

Ladies and Gentlemen:


         Crestar Bank, a Virginia banking corporation (as transferor of the Financed Student Loans to the Trust (each as defined below), the "Bank"), has formed a trust known as Crestar Student Loan Trust 1997-1 (the "Trust") under the laws of the State of Delaware and the Bank proposes to cause the Trust to sell to the underwriters named in Schedule I hereto (collectively, the "Underwriters" and each individually an "Underwriter"), for whom you (the "Representative") are acting as representative, pursuant to the terms of this Underwriting Agreement, Student Loan Asset Backed Notes in the following Classes and initial principal amounts: $130,000,000 Senior LIBOR Rate Class A-1 Student Loan Asset Backed Notes (the "Class A-1 Notes") and $84,000,000 Senior LIBOR Rate Class A-2 Student Loan Asset Backed Notes (the "Class A-2 Notes" and together with the Class A-1 Notes, the "Class A Notes") and $8,900,000 Subordinate LIBOR Rate Class B Student Loan Asset Backed Notes (the "Class B Notes" and together with the Class A Notes, the "Notes"). Star Bank, National Association, a national banking association, acts as eligible lender trustee (the "Eligible Lender Trustee") of the Trust. The Trust has been formed pursuant to a Trust Agreement, dated as December 1, 1997 (the "Trust Agreement") by and among the Bank, Delaware Trust Capital Management, Inc., as Delaware trustee, and the Eligible Lender Trustee. On the Closing Date, Financed Student Loans (as defined in the Transfer and Servicing Agreement defined below) will have been transferred to the Eligible Lender Trustee on behalf of the Trust by the Bank. The Notes will be issued under an Indenture dated as of December 1, 1997 (the "Master Indenture") between the Trust and Bankers Trust Company, as indenture trustee ("Indenture Trustee"), as supplemented by a related First Terms Supplement (the "First Terms Supplement" and collectively with the Master Indenture, the "Indenture"). Upon issuance, the Notes will be secured by, among other things, Financed Student Loans pledged to the Indenture Trustee and described in the Prospectus (as defined in Section 3 below). This Agreement, the Transfer and Servicing Agreement dated as of December 1, 1997 (the "Transfer and Servicing Agreement") among the Trust, the Bank and the Eligible Lender Trustee, the Indenture, the Administration Agreement dated as of December 1, 1997 among the Trust, the Bank and the Indenture Trustee (the "Administration Agreement") and the Trust Agreement shall collectively hereinafter be referred to as the "Basic Documents." Capitalized terms used herein without definition shall have the meanings ascribed to them in the Transfer and Servicing Agreement.

         1.       Purchase, Sale and Delivery of the Notes.

         (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Bank agrees to cause the Trust to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Trust: the Class A-1 Notes, at a purchase price of 99.75% of the principal amount of the Class A-1 Notes; the Class A-2 Notes, at a purchase price of 99.64% of the principal amount of the Class A-2 Notes; and the Class B Notes at a purchase price of 99.54% of the principal amount of the Class B Notes, the respective principal amounts of each Class of Notes set forth opposite the names of the Underwriters in Schedule I hereto. The Notes will bear interest at the rates as set forth in
Schedule I.

         (b) Delivery to the Representative of and payment for the Notes shall be made at the offices of Hunton & Williams in Richmond, Virginia, at 10:00 A.M., New York City time, on December 17, 1997 (the "Closing Date"). The place of such closing and the Closing Date may be varied by agreement between the Representative and the Bank.

         The Notes will be delivered by the Bank to the Representative for the respective accounts of the Underwriters against payment of the purchase price therefor to or upon the order of the Bank in Federal Funds, by wire, or such other form of payment as to which the parties may agree. Each Class of Notes will be evidenced by a single global security in definitive form and/or by additional definitive securities, and will be registered, in the case of the global Classes of Notes, in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"), and in the other cases, in such names and in such denominations as the Representative shall request prior to 1:00 p.m., New York City time, no later than the business day preceding the Closing Date. The Notes to be delivered to the Representative shall be made available to the Representative in New York City for inspection not later than 9:30 a.m., New York City time, on the business day next preceding the Closing Date.

         2. Offering by the Underwriters.

         (a) It is understood that, after the Registration Statement becomes effective, the Underwriters propose to offer the Notes for sale to the public (which may include selected dealers) as set forth in the Prospectus. The Underwriters agree not to offer or sell the Notes in any state or jurisdiction where registration, qualification or any filing to effect any exemption is required under such state's or jurisdiction's securities or Blue Sky laws, except where, with the consent of the Bank (which may be withheld in the Bank's sole discretion), such registration, qualification or filing has been completed. The Underwriters agree that all offers and sales of the Notes will be made in accordance with applicable federal and state securities laws and regulations. To the extent the Underwriters engage in overallotment, stabilizing transactions, syndicate covering transactions and penalty bids, the Underwriters agree that such activities shall be in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) Each Underwriter severally represents and agrees that (i) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or to a person to whom such document may otherwise lawfully be issued, distributed or passed on.

         3. Representations and Warranties of the Bank. The Bank represents and warrants to and agrees with the Underwriters that:

         (a) A registration statement on Form S-3 (No. 333-35825), including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Notes and the offering thereof has been filed with the Securities and Exchange Commission (the "SEC") and such registration statement, as amended, has become effective under the Securities Act of 1933, as amended (the "Act"); such registration statement, as amended, including all information (if any) deemed to be a part of such registration statement as of the Effective Time (as defined below) pursuant to Rule 430A under the Act, and including the exhibits thereto and any material incorporated by reference therein, and the prospectus relating to the sale of the Notes offered thereby constituting a part thereof, as amended or supplemented, are respectively referred to herein as the "Registration Statement" and the "Prospectus"; and the conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement. For purposes of this Agreement, "Effective Time" means (x) if the Bank has advised the Representative that it does not propose to amend the Registration Statement, the date and time as of which the Registration Statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the SEC, or (y) if the Bank has advised the Representative that it proposes to file an amendment or post-effective amendment to the Registration Statement, the date and time as of which the Registration Statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the SEC. "Effective Date" means the date of the Effective Time.

         (b) On the Effective Date, the Registration Statement, and at the time of the filing of the Prospectus pursuant to Rule 424(b), the Registration Statement and the Prospectus, conformed, in all material respects to the requirements of the Act, the rules and regulations of the SEC (the "Rules and Regulations") and the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the "Trust Indenture Act"), and in the case of the Registration Statement, did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, did not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and on the date of this Agreement, the Registration Statement and the Prospectus conforms in all material respects to the requirements of the Act, the Rules and Regulations and the Trust Indenture Act, and the Registration Statement does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus does not include any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Bank by any Underwriter specifically for use therein.

         (c) The SEC has not issued and, to the best knowledge of the Bank, is not threatening to issue any order preventing or suspending the use of the Registration Statement.

         (d) This Agreement has been duly authorized, executed and delivered by the Bank. The execution, delivery and performance of this Agreement and the issuance and sale of the Notes and compliance with the terms and provisions hereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the organizational documents or by-laws of the Bank or any agreement or instrument to which the Bank is a party or by which the Bank is bound or to which any of the properties of the Bank is subject which could reasonably be expected to have a material adverse effect on the transactions contemplated herein.

         (e) The Bank is duly organized and validly existing as a Virginia banking corporation with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, except for such power and authority the absence of which would not have a material adverse effect on the Bank or its ability to consummate the transactions contemplated hereby.

         (f) There are no legal or governmental proceedings pending or, to the knowledge of the Bank, threatened, against the Bank, or to which the Bank or any of its properties is subject, of a character required to be disclosed in the Prospectus that are not disclosed in the Prospectus.

         (g) All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Bank in connection with the execution and delivery by the Bank of this Agreement and the performance by the Bank of the transactions expressly contemplated by this Agreement, have been duly obtained, effected or given and are in full force and effect, except such as may be required by the blue sky laws of any jurisdiction in connection with the sale and distribution of the Notes for which no representation is being given.

         (h) The Bank has all requisite corporate power and authority to execute and deliver this Agreement and carry out its terms.

         (i) The Bank is not required to register as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act") by reason of the issuance of the Notes.

         (j) The representations and warranties made by the Bank as Transferor in Section 3.1 and Section 6.1 of the Transfer and Servicing Agreement will be true and correct in all material respects at the time made and on and as of the Closing Date.

         (k) Other than as contemplated by this Agreement or as disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Bank or any of its subsidiaries any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

         4. Agreements of the Bank. The Bank agrees with the Underwriters as follows:

         (a) If the Effective Time is prior to the execution and delivery of this Agreement, the Bank will file the Prospectus, properly completed, with the SEC pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representative, subparagraph (4)) of Rule 424(b) not later than the earlier of (i) the second business day following the execution and delivery of this Agreement and (ii) the fifth business day after the Effective Date. The Bank will advise the Representative promptly of any such filing pursuant to Rule 424(b). The Bank will advise the Representative promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect such amendment or supplementation without the consent of the Representative prior to the Closing Date, and thereafter will not effect any such amendment or supplementation to which the Representative reasonably objects; provided, however, except for the Current Report on Form 8-K described in Section 4(m), no consent of the Representative shall be required in connection with any filing made pursuant to the Exchange Act and the rules and regulations promulgated thereunder; the Bank will also advise the Representative promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information; and the Bank will also advise the Representative promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution of this Agreement) and of any amendment or supplement to the Registration Statement or the Prospectus and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or known threat of any proceeding for that purpose and the Bank will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

         (b) If, at any time when the Prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which such Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Bank promptly will prepare and file with the SEC, an amendment or supplement to such Prospectus that will correct such statement or omission or an amendment that will effect such compliance.

         (c) The Bank will immediately inform the Representative (i) of the receipt by the Bank or the Trust of any communication from the SEC or any state securities authority concerning the offering or sale of the Notes and (ii) of the commencement of any lawsuit or proceeding to which either the Bank or the Trust is a party relating to the offering or sale of the Notes; provided, however, with respect to the Trust, the Trust has so informed the Bank to the extent the Bank did not receive such communication provided in clause (i) or is not a party to the lawsuit or proceeding as provided in clause (ii) and did not receive notice of such lawsuit.

         (d) The Bank will furnish to the Underwriters, without charge, copies of the Registration Statement (including all documents and exhibits thereto or incorporated by reference therein), the Prospectus, and all amendments and supplements to such documents relating to the Notes, in each case in such quantities as the Underwriters may reasonably request.

         (e) No amendment or supplement will be made to the Registration Statement or Prospectus unless the Representative shall have previously been advised thereof and the Representative shall not have reasonably objected thereto after being so advised; provided, however, after the Closing Date, excluded from this provision shall be filings made pursuant to the Exchange Act.

         (f) The Bank will cooperate with the Representative and with its counsel in connection with the qualification of, or procurement of exemptions with respect to, the Notes for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as any Underwriter may designate and to which the Bank shall consent (which consent may be withheld in the Bank's sole discretion) and, in such jurisdictions, will file or cause the Trust to file such consents to service of process or other documents necessary or appropriate in order to effect such qualification or exemptions; provided that in no event shall either of the Bank or the Trust be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

         (g) Subject to Section 2, the Bank and the Trust consent to the use, in accordance with the securities or Blue Sky laws of such jurisdictions in which the Notes are offered by the Underwriters and by dealers, of the Prospectus furnished by the Bank.

         (h) To the extent, if any, that the rating or ratings provided with respect to the Notes by the rating agency or agencies that initially rate a series of Notes is conditional upon the furnishing of documents or the taking of any other actions by the Bank or the Trust, the Bank shall cause to be furnished such documents and such other reasonable actions to be taken.

         (i) For two years from the Closing Date, the Bank will furnish to the Representative (i) as soon as available, a copy of each document relating to the Trust or the Notes required to be filed with the SEC pursuant to the Exchange Act or any order of the SEC thereunder, and (ii) such other information concerning the Bank or the Trust as the Representative may reasonably request from time to time insofar as such information reasonably relates to the Registration Statement or the transactions contemplated by the Basic Documents.

         (j) If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof (otherwise than by notice given by an Underwriter terminating this Agreement pursuant to Section 8 or Section 9 hereof) or if this Agreement shall be terminated by the Representative because of any failure or refusal on the part of the Bank to comply with the terms or fulfill any of the conditions of this Agreement, the Bank agrees to reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and expenses of their counsel) reasonably incurred in connection herewith. In no event shall the Bank or the Trust be liable to the Underwriters for loss of anticipated profits from the transactions contemplated by this Agreement.

         (k) The net proceeds from the sale of the Notes hereunder will be applied substantially in accordance with the description set forth in the Prospectus.

         (l) Except as stated in this Agreement and in the Prospectus, the Bank has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes; it being understood and agreed that no such action by any Underwriter shall be deemed an action of the Bank.

         (m) Provided that the Bank has received the Computational Materials (as defined in Section 8 below) within the time frame set forth in Section 8, the Bank will cause such Computational Materials to be filed with the SEC on a Current Report on Form 8-K (the "Current Report") not later than the second Business Day following the receipt of each Computational Materials.

         (n) For the period beginning on the date of this Agreement and ending 90 days after the Closing Date, neither the Bank nor any trust originated, directly or indirectly, by the Bank will, without the prior written consent of the Representative, offer to sell or sell notes (other than the Notes) collateralized by, or certificates evidencing an ownership interest in, student loans; provided, however, that this shall not be construed to prevent the sale of student loans by the Bank.

         5. Indemnification and Contribution. (a) The Bank agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or in any amendment or supplement thereto, or the preliminary prospectus dated December 5, 1997 (the "Preliminary Prospectus"), or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Underwriter furnished in writing to the Bank by or on behalf of any Underwriter through the Representative expressly for use in connection therewith; provided, however, that the foregoing indemnity with respect to the Prospectus or the Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased Notes, if such person did not receive a copy of the Prospectus (as then amended or supplemented) at or prior to the written confirmation of the sale of such Notes to such person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. The foregoing indemnity agreement shall be in addition to any liability which the Bank may otherwise have.

         (b) If any action, suit or proceeding shall be brought against an Underwriter or any person controlling an Underwriter in respect of which indemnity may be sought against the Bank, such Underwriter or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all reasonable fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel within a reasonable period of time, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Underwriter or such controlling person and the indemnifying parties and the Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Underwriter or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Underwriter and controlling persons not having actual or potential differing interests with the Underwriter or among themselves, which firm shall be designated in writing by the Underwriter, and that all such fees and expenses shall be reimbursed on a monthly basis as provided in paragraph (a) hereof. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless the Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment to the extent provided in paragraph (a).

         (c) Each Underwriter agrees severally but not jointly to indemnify and hold harmless the Bank and its respective directors and officers, and any person who controls the Bank within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Bank to such Underwriter set forth in paragraph (a) hereof, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus. If any action, suit or proceeding shall be brought against the Bank, any of its directors or officers, or any such controlling person based on the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus and in respect of which indemnity may be sought against an Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Bank by paragraph (b) above (except that if the Bank shall have assumed the defense thereof no Underwriter shall be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense, except as otherwise provided in paragraph (b) above), and the Bank, its respective directors and officers, and any such controlling person shall have the rights and duties given to such Underwriter by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

         (d) If the indemnification provided for in this Section 5 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Bank on the one hand and the applicable Underwriter on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Bank on the one hand and such Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Bank on the one hand and such Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Bank bear to the total underwriting discounts and commissions received by such Underwriter. The relative fault of the Bank on the one hand and such Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank on the one hand or by such Underwriter on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) The Bank and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 5, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Notes hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 5 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of the Bank set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of an Underwriter, the Bank or any person controlling any of them or their respective directors or officers, (ii) acceptance of any Notes and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, the Bank or any person controlling any of them or their respective directors or officers, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 5.

         6. Conditions of the Underwriters' Obligations. The obligations of the Underwriters to purchase the Notes hereunder are subject to the following conditions:

         (a) All actions required to be taken and all filings required to be made by the Bank under the Act prior to the sale of the Notes shall have been duly taken or made. At and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Bank or the Underwriters, shall be threatened by the SEC.

         (b) Since the respective dates as of which information is given in the Registration Statement (or any amendment or supplement thereto), except as may otherwise be stated therein or contemplated thereby, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Bank not contemplated by the Registration Statement, which in the opinion of the Representative, would materially adversely affect the market for the Notes, or (ii) any event or development which makes any statement made in the Registration Statement or Prospectus untrue in any material respect or which, in the opinion of the Bank and its counsel or the Underwriters and their counsel, requires the filing of any amendment to or change in the Registration Statement or Prospectus in order to state a material fact required by any law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Registration Statement or Prospectus to reflect such event or development would, in the opinion of the Representative, materially adversely affect the market for the Notes.

         (c) The Representative shall have received on the Closing Date an opinion of Prickett, Jones, Elliott, Kristol & Schnee, special Delaware counsel for the Trust, dated the Closing Date and addressed to the Underwriters, in form and scope reasonably satisfactory to the Representative and its counsel and substantially in the form of Exhibit A hereto.

         (d) The Representative shall have received on the Closing Date an opinion of Foley & Lardner, special counsel for the Bank, dated the Closing Date and addressed to the Underwriters, in form and scope reasonably satisfactory to the Representative and its counsel and substantially in the form of Exhibit B hereto. The Representative shall also have received on the Closing Date an opinion relating to the "eligible lender" status of the Indenture Trustee of either Dean Blakey & Moskowitz or Foley & Lardner, special counsel for the Bank, dated the Closing Date and addressed to the Underwriters, in form and scope reasonably satisfactory to the Representative and its counsel.

         (e) The Representative shall have received on the Closing Date an opinion of Hunton & Williams, counsel for the Bank, dated the Closing Date and addressed to the Underwriters, in form and scope reasonably satisfactory to the Representative and its counsel and substantially in the form of Exhibit C hereto.

         (f) The Representative shall have received on the Closing Date an opinion of the Law Department of the Eligible Lender Trustee, dated the Closing Date and addressed to the Underwriters, in form and scope reasonably satisfactory to the Representative and its counsel and substantially in the form of Exhibit D hereto.

         (g) The Representative shall have received on the Closing Date an opinion of White & Case, counsel for the Indenture Trustee, dated the Closing Date and addressed to the Underwriters, in form and scope satisfactory to the Representative and its counsel and substantially in the form of Exhibit E hereto.

         (h) The Representative shall have received on the Closing Date the opinion of Squire, Sanders & Dempsey L.L.P., special counsel for the Underwriters, dated the Closing Date, and addressed to the Underwriters, in form and scope satisfactory to the Representative and substantially in the form of Exhibit F hereto.

         (i) The Representative shall have received on the Closing Date the opinion of Hunton & Williams, counsel for the Bank, dated the Closing Date and addressed to the Underwriters, in form and scope reasonably satisfactory to the Representative and its counsel and substantially in the form of Exhibit G.

         (j) The Representative shall have received on the Closing Date the opinion of Foley & Lardner, counsel for the Bank, dated the Closing Date and addressed to the Underwriters, in form and scope reasonably satisfactory to the Representative and its counsel and substantially in the form of Exhibit H hereto.

         (k) The Representative shall have received on the Closing Date the opinion of Hunton & Williams, counsel for the Bank, dated the Closing Date and addressed to the Underwriters, in form and scope reasonably satisfactory to the Representative and its counsel and substantially in the form of Exhibit I hereto.

         (l) The Representative shall have received on the Closing Date the opinion of Hunton & Williams, counsel for the Bank, dated the Closing Date and addressed to the Underwriters, in form and scope reasonably satisfactory to the Representative and its counsel and substantially in the form of Exhibit J hereto.

         (m) The Representative shall have received on the Closing Date the opinions of Squire, Sanders & Dempsey L.L.P. and Sheila Dow-Ford, Chief Counsel of the Pennsylvania Higher Education Assistance Agency, respectively, dated the Closing Date and addressed to the Underwriters, in form and scope reasonably satisfactory to the Representative and its counsel and substantially in the forms of Exhibits K-1 and K-2 respectively, hereto.

         (n) The Representative shall have received a letter dated the date of delivery thereof (which shall be on or prior to the date of this Agreement) from KPMG Peat Marwick, and in form and substance reasonably satisfactory to the Representative, to the effect that they have carried out certain specified procedures, not constituting an audit, with respect to certain information regarding the Financed Student Loans and setting forth the results of such specified procedures.

         (o) All the representations and warranties of the Bank contained in this Agreement and the Basic Documents shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date and the Representative shall have received a certificate, dated the Closing Date and signed by an executive officer of the Bank, to the effect set forth in this Section 6(o) and in Section 6(p) hereof.

         (p) The Bank shall not have failed at or prior to the Closing Date to have performed or complied in any material respect with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

         (q) The Representative shall have received by instrument dated the Closing Date (at the option of the Representative), in lieu of or in addition to the opinions referred to in clauses (c) through (m) of this Section (6), the right to rely on opinions provided by such counsel and all other counsel under the terms of the Basic Documents to Moody's Investors Service, Inc. ("Moody's"), Fitch IBCA, Inc. ("Fitch") and Standard & Poor's Ratings Services ("Standard & Poor's").

         (r) Moody's, Fitch and Standard & Poor's shall have rated the Class A Notes "Aaa", "AAA", and "AAA", respectively, and the Class B Notes at least "A2", "A" and "A", respectively, and there shall not have been any announcement by Moody's, Fitch or Standard & Poor's that (i) it is downgrading any of its ratings assigned to any Class of Notes or (ii) it is reviewing its ratings assigned to any Class of Notes with a view to possible downgrading, or with negative implications, or direction not determined.

         (s) The Bank shall have furnished or caused to be furnished to the Representative an executed copy or certified copy of an executed copy of each of the Basic Documents, each Guarantee Agreement, each Subservicing Agreement and such further certificates and documents as the Representative shall have reasonably requested.

         (t) The Representative shall have received evidence satisfactory to it that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the State Corporation Commission of Virginia reflecting the transfer of the interest of the Bank in the Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust and the proceeds thereof to the Trust and in the offices of the Secretaries of State of the States of Ohio and Delaware reflecting the grant of the security interest by the Trust in the Financed Student Loans and the proceeds thereof to the Indenture Trustee.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representative and counsel for the Representative.

         7. Expenses. The Bank agrees to pay or to otherwise cause the payment of the following costs and expenses and all other costs and expenses incident to the performance by it and the Trust of their respective obligations hereunder:
(i) the preparation, printing or reproduction of the Registration Statement, each Prospectus and each amendment or supplement to any of them, this Agreement and each other Basic Document; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Prospectus and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Notes; (iii) the preparation, printing, authentication, issuance and delivery of definitive certificates for the Notes; (iv) the printing (or reproduction) and delivery of this Agreement, the Blue Sky Memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (v) qualification of the Indenture under the Trust Indenture Act; (vi) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of such states as the Bank and the Representative may agree (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of any Blue Sky Memorandum prepared in connection with such qualification); (vii) the fees and disbursements of (A) the Bank's counsel, (B) the Representative's counsel (which fee shall not exceed $60,000), (C) the Indenture Trustee and its counsel,
(D) the Eligible Lender Trustee and its counsel, (E) The Depository Trust Company in connection with the book-entry registration of the Notes, (F) KPMG Peat Marwick, accountants for the Bank and issuer of the letters described in
Section 6(n), and (G) Prickett, Jones, Elliott, Kristol & Schnee, Special Delaware Counsel to the Trust in connection with the preparation of the opinion referred to in Section 6(c), and (viii) the fees charged by Moody's and Standard & Poor's for rating the Notes.

         8. Computational Materials. (a) Not later than 4:00 p.m. New York City time, on the date on which Computational Materials (as defined below) are first used by an Underwriter, said Underwriter shall deliver to the Bank electronically a complete copy of all materials, if any, provided by such Underwriter to prospective investors in such Notes which constitute "Computational Materials" within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the SEC to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation, the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the SEC to the Public Securities Association and the no-action letter of February 17, 1995 issued by the SEC to the Public Securities Association (collectively, the "Kidder/PSA Letters") and the filing of which is a condition of the relief granted in such letters (such materials being the "Computational Materials").

         Each Underwriter severally and not jointly represents and warrants to and agrees with the Bank, as of the date hereof and as of the Closing Date, that the Computational Materials furnished to the Bank by such Underwriter pursuant to Section 8(a) constitute (either in original, aggregated or consolidated form) all of the materials furnished to prospective investors in the Notes by such Underwriter prior to the time of delivery thereof to the Bank that are required to be filed with the SEC with respect to the Notes in accordance with the Kidder/PSA Letters and such Computational Materials comply with the requirements of the Kidder/PSA Letters.

         Notwithstanding the foregoing, such Underwriter makes no representation or warranty with respect to statements in any Computational Materials relating to the Financed Student Loans which were furnished by or on behalf of the Bank to such Underwriter.

         9. Default by One of the Underwriters. If any of the Underwriters shall fail at the Closing Date to purchase the Notes which it is obligated to purchase hereunder (the "Defaulted Notes") and the principal amount of the Defaulted Notes does not exceed 10% of the total principal amount of the Notes set forth on the first page hereof, the Representative may make arrangements satisfactory to the Bank for the purchase of such Defaulted Notes by other persons, including the remaining Underwriter or Underwriters (the "Non-Defaulting Underwriters"), but if no such arrangements are made within one (1) Business Day thereafter, the Non-Defaulting Underwriters shall be obligated severally, in proportion to their respective total commitments hereunder, to purchase the Notes which such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Notes with respect to which such default or defaults occur is more than 10% of the total principal amount of the Notes set forth on the first page hereof and arrangements satisfactory to the Representative and Bank for the purchase of such Notes by other persons are not made within two (2) Business Days after such default, then this Agreement shall terminate without liability on the part of the Non-Defaulting Underwriters.

         No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Non-Defaulting Underwriters or the Bank shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

         10. Effective Date of Agreement. This Agreement shall become effective upon the execution and delivery hereof by all the parties hereto. Until such time as this Agreement shall have become effective, it may be terminated by the Bank, by notifying the Representative, or by the Representative, by notifying the Bank.

         Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

         11. Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Representative, without liability on the part of any Underwriter, by notice to the Bank, if prior to the Closing Date, (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York state authorities, (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to commence or continue the offering of the Notes on the terms set forth in the Prospectus, or to enforce contracts for the resale of the Notes by the Underwriters, (iv) legislation shall be enacted by the Congress of the United States or a decision by a court of the United States or the Tax Court of the United States shall be rendered, or an officially published ruling, regulation, proposed regulation or official statement by or on behalf of the Treasury Department of the United States, the Internal Revenue Service or any other governmental agency shall be made, with respect to federal taxation upon revenues or other income of the general character expected to be pledged under the Indenture or upon interest received on securities of the general character of the Notes, or which would have the effect of changing, directly or indirectly, the federal income tax consequences of interest on securities of the general character of the Notes in the hands of the holders thereof, which in the opinion of counsel to the Representative materially affects the market price of the Notes, or (v) legislation shall be enacted by the States of Delaware or Ohio or the Commonwealths of Virginia or Pennsylvania, or a decision by a court of competent jurisdiction of the States of Delaware or Ohio or the Commonwealths of Virginia or Pennsylvania or any administrative tribunal of the States of Delaware or Ohio or the Commonwealths of Virginia or Pennsylvania or other governmental agency or department thereof shall be rendered with respect to taxation by the States of Delaware or Ohio or the Commonwealths of Virginia or Pennsylvania or any of their political subdivisions upon revenues or other income of the general character expected to be pledged under the Indenture, or upon interest received on securities of the general character of the Notes, or which would have the effect of changing, directly or indirectly, the tax consequences under the States of Delaware or Ohio or the Commonwealths of Virginia or Pennsylvania tax law of interest on securities of the general character of the Notes in the hands of the holders thereof, which in the opinion of counsel to the Representative materially affects the market price of the Notes. Notice of such termination may be given to the Bank, by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

         12. Information Furnished by the Underwriter. The statements set forth in the second sentence of the fourth paragraph on the second page of the cover page, the second sentence under the subsection "Risk Resulting from Limited Liquidity of the Notes" under the heading "Risk Factors", under the subsection "Weighted Average Life of the Notes" under the heading "Maturity and Prepayment Considerations" and under the heading "Underwriting" in the Preliminary Prospectus and the Prospectus and the computational material contained in the Form 8-K filed with the SEC on December 11, 1997 relating to the Notes constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3(b) and 5 hereof, and each Underwriter confirms that such statements relating to such Underwriter are correct and the Representative confirms that the information under the subsection "Weighted Average Life of the Notes" under the heading "Maturity and Prepayment Considerations" and the computational material contained in the Form 8-K filed with the SEC on December 11, 1997 relating to the Notes is correct; provided that with respect to the information contained under the subsection "Weighted Average Life of the Notes" under the heading "Maturity and Prepayment Considerations" and the computational material contained in the Form 8-K filed with the SEC on December 11, 1997 relating to the Notes each Underwriter has assumed that the underlying financial information regarding the Financed Student Loans as furnished by or on behalf of the Bank to such Underwriter is accurate and each Underwriter makes no representation, warranty or confirmation with respect to such underlying financial information regarding the Financed Student Loans. Anything to the contrary notwithstanding in this Agreement, the Bank agrees that the information contained under the subsection "Weighted Average Life of the Notes" under the heading "Maturity and Prepayment Considerations" and the computational material contained in the Form 8-K filed with the SEC on December 11, 1997 relating to the Notes is not included in the indemnification of each Underwriter contained in Section 5(c) hereof.


         13. Representation of Underwriters. The Representative shall act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

         14. Miscellaneous. Except as otherwise provided in Sections 4, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Bank, to Crestar Bank, 6802 Paragon Place, Richmond, Virginia 23230-7172, Attention: W. Clark McGhee, Senior Vice President; facsimile (804) 287-9428 with a copy to the Bank's Legal Department, at 919 E. Main Street, Richmond, Virginia 23219, Attention: Linda Rigsby, (ii) if to the Trust, to the Eligible Lender Trustee, at the Corporate Trust Office of the Eligible Lender Trustee and (iii) if to the Representative, to Salomon Brothers Inc, 390 Greenwich Street, 4th Floor, New York, NY 10013, Attention:
Debt Organization Group; facsimile (212) 723-8853.

         This Agreement has been and is made solely for the benefit of the Underwriters, the Trust and the Bank, their respective directors, officers, trustees and controlling persons referred to in Section 5 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Notes in its status as such purchaser.

         15. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York without giving effect to the choice of laws or conflict of laws principles thereof.

         16. Counterparts. This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof or thereof shall have been executed and delivered on behalf of each party hereto.

         Please confirm that the foregoing correctly sets forth the agreement among the Bank, the Trust and the Underwriters.

                                       Very truly yours,

                                       CRESTAR BANK



                                       By:_____________________________________
                                              Name:
                                              Title:


                                       CRESTAR STUDENT LOAN TRUST 1997-1

                                       By: STAR BANK, NATIONAL
                                           ASSOCIATION, not in
                                           its individual capacity but
                                           solely as Eligible Lender
                                           Trustee on behalf of the
                                           Trust,


                                       By:_____________________________________
                                              Name:
                                              Title:

Confirmed as of the date first above mentioned.

SALOMON BROTHERS INC



By:___________________________
         Name:
         Title:

Acting on behalf of itself
and as Representative of
the several Underwriters named herein.

                                   SCHEDULE I

                                                                 Underwriters
                                                              Principal Balance
                             ------------------------------------------------------------------------
                                                                         Crestar
Class of Notes                                   Morgan Stanley & Co.   Securities
                            Salomon Brothers Inc     Incorporated       Corporation          Total
                            --------------------  ------------------  ----------------   ---------------
Class A-1 Notes......          $91,000,000            $19,500,000      $19,500,000        $130,000,000

Class A-2 Notes......          $59,000,000            $12,500,000      $12,500,000         $84,000,000

Class B Notes........           $8,900,000                  -0-              -0-            $8,900,000

Total................         $158,900,000            $32,000,000      $32,000,000        $222,900,000
                              ============            ===========      ===========        ============

Interest Rate

During the initial Interest Period (as defined in the Prospectus), the Class A-1 Notes, the Class A-2 Notes and the Class B Notes will bear interest at 6.14047%, 6.20047% and 6.43047%, respectively. Following the initial Interest Period, the Class Interest Rates (as defined in the Prospectus) for the Class A-1 Notes, the Class A-2 Notes and the Class B Notes will equal, subject to certain limitations described in the Prospectus, One-Month LIBOR (as defined in the Prospectus) plus 0.16%, 0.22% and 0.45%, respectively.

                                   EXHIBIT A


                               ___________, 1997


To Each of the Parties Listed
 on Schedule A Hereto

         Re:      Crestar Student Loan Trust 1997-1

Ladies and Gentlemen:

         We have acted as special Delaware counsel to Crestar Student Loan Trust 1997-1, a business trust existing under the laws of the State of Delaware (the "Trust"), in connection with the transactions contemplated by the Trust Agreement, dated as of December 1, 1997, (the "Trust Agreement"), among Crestar Bank ("Crestar"), as depositor (the "Depositor"), Star Bank, National Association, as trustee (the "Eligible Lender Trustee") and Delaware Trust Capital Management, Inc., as co-trustee (the "Delaware Trustee"; the Eligible Lender Trustee and the Delaware Trustee being collectively referred to as the "Trustees"). This opinion is being delivered to you at your request. Capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement, except that references herein to any instrument shall mean such instrument as in effect on the date hereof.

         We have examined originals or copies of the following documents:

         (a)      The Trust Agreement;

         (b) The Transfer and Servicing Agreement, dated as of December 1, 1997, among the Trust, Crestar, as Transferor, Master Servicer and Administrator, and the Eligible Lender Trustee;

         (c) The Indenture, dated as of December 1, 1997, between the Trust and Bankers Trust Company, as trustee (the "Indenture Trustee");

         (d) The First Terms Supplement to the Indenture, dated as of December 1, 1997, between the Trust and the Indenture Trustee (the documents identified in paragraphs (c) and (d) being collectively referred to as the "Indenture");

         (e) The Underwriting Agreement, dated as of December ___, 1997, between the Trust and Salomon Brothers Inc as Representative of the several Underwriters named therein;

         (f) The Administration Agreement, dated as of December 1, 1997, among the Trust, the Administrator and the Indenture Trustee (the documents identified in items (b) through (e) being collectively referred to as the "Trust Documents");

         (g) The certificate of trust of the Trust (the "Certificate of Trust") which was filed with the Office of the Secretary of State of the State of Delaware (the "Secretary of State") on December ___, 1997;

         (h)      Forms of the Certificates; and

         (i) Forms of the Notes being issued on the date hereof pursuant to the Indenture.

We have not reviewed any documents other than the foregoing documents for purposes of rendering our opinions as expressed herein, and we have assumed that there exists no provision of any such other document that bears upon or is inconsistent with our opinions as expressed herein. We have conducted no independent factual investigation of our own but have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

         Based upon the foregoing and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth below, we advise you that, in our opinion:

         1. The Trust has been duly formed and is validly existing as a business trust under the Delaware Business Trust Act, 12 Del. C. ss. 3801, et seq. (the "Act"), and has the power and authority under the Trust Agreement and the Act to execute, deliver and perform its obligations under the Trust Documents, the Certificates and the Notes.

         2. Each of the Trust Documents to which the Trust is a party has been duly authorized by the Trust.

         3. The issuance and sale of the Notes has been duly authorized by the Trust.

         4. No consent, approval or other authorization of, registration, declaration or filing with, any court or governmental agency or commission of the State of Delaware is required by or with respect to the Trust for the valid execution and delivery of the Trust Documents, or for the validity or enforceability thereof, or for the payment of any amounts by the Trust thereunder, other than the filing of the Certificate of Trust with the Secretary of State (which Certificate of Trust has been duly filed).

         5. Neither the execution, delivery and performance by the Trust of the Trust Documents to which the Trust is a party, nor the consummation by the Trust of any of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Trust.

         6. To our knowledge, without independent investigation, there are no pending or threatened actions, suits or proceedings affecting the Trust before any court or other governmental authority which, if adversely decided, would materially and adversely affect the ability of the Trust to carry out the transactions contemplated by the Trust Agreement and the Trust Documents.

         7. The Trust Agreement is a legal, valid and binding agreement of the parties thereto, enforceable against such parties, in accordance with its terms.

         8. Under Section 3805(b) of the Act, no creditor of any Certificate holder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies.

         9. Under Section 3801(a) of the Act, the Trust has standing at law as a separate legal entity distinct from the Depositor.

         The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

         A. We are admitted to practice law in the State of Delaware and do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware currently in effect. We express no opinion with respect to (i) federal securities laws, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended and the Investment Company Act of 1940, as amended, or (ii) state securities or blue sky laws, and we have not considered and express no opinion on the laws, rules and regulations of any other jurisdiction.

         B. The foregoing opinions regarding enforceability and the opinions in paragraphs 8 and 9 above are subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, fraudulent conveyance and similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) applicable public policy with respect to rights of indemnification or contribution.

         C. We have assumed (i) except to the extent provided in paragraph 1 above, the valid existence of each party to the documents examined by us under the laws of the jurisdiction governing its organization, (ii) except to the extent provided in paragraph 1 above, that each party has the power and authority to execute and deliver, and to perform its obligations under, the documents examined by us, (iii) except to the extent provided in paragraphs 2 and 3 above, that each party has duly authorized, executed and delivered the documents examined by us, (iv) that the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including, without limitation, the creation, operation and termination of the Trust, and (v) that the execution, delivery and performance of the Trust Agreement by each of the parties thereto (other than the Trust) does not and will not conflict with, result in a breach of, or constitute a default or require any consent (other than such consents as have been duly obtained) under, any agreement, indenture or instrument to which it is a party or by which it is bound, or violate or conflict with any provision of any judgment, order, writ, injunction or decree of any court or governmental authority applicable to it or any of its property.

         D. We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or specimens conform with the originals, which facts we have not independently verified.

         E. We express no opinion as to the creation, attachment, perfection or priority of any mortgage or security interest or as to the nature or validity of title to any property.

         F. We have not participated in the preparation of any offering materials with respect to the Certificates or the Notes and assume no responsibility for their contents.

         This opinion may be relied upon by you in connection with the matters set forth herein and, without our prior written consent, may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                            Very truly yours,

                                            HUNTON & WILLIAMS

                                   SCHEDULE A

Depositor

Crestar Bank

Eligible Lender Trustee

Star Bank, National Association

Delaware Trustee

Delaware Trust Capital Management, Inc.

Administrator

Crestar Bank

Indenture Trustee

Bankers Trust Company

Underwriters

Salomon Brothers Inc,
As Representative of the several Underwriters

                                   EXHIBIT B

                                __________, 1997

Bankers Trust Company,
 individually and as Indenture Trustee
 for Crestar Student Loan Trust 1997-1
New York, New York
Attention: Corporate Trust Department

Crestar Bank
Richmond, Virginia

Salomon Brothers Inc
New York, New York

Hunton & Williams
Richmond, Virginia

Squire, Sanders & Dempsey L.L.P.
Columbus, Ohio

Star Bank, National Association
Cincinnati, Ohio

Re:      CRESTAR STUDENT LOAN TRUST 1997-1
         Student Loan Asset Backed Notes

Ladies and Gentlemen:

         You have requested our opinion concerning the status of Star Bank, National Association (the "Eligible Lender Trustee") as an "eligible lender" under Parts B, E and F of Title IV of the Higher Education Act of 1965, as amended, and the applicable rules and regulations promulgated thereunder by the United States Secretary of Education (the "Higher Education Act"), and under Title VII, Sections 701-720 of the Public Health Services Act, as amended, and the applicable rules and regulations promulgated thereunder by the United States Secretary of Health and Human Services (the "HEAL Act"). Crestar Student Loan Trust 1997-1 (the "Trust") has been formed pursuant to a trust agreement, dated as of _________, 1997 (the "Trust Agreement"), by and among Crestar Bank, as depositor, the Eligible Lender Trustee, and Delaware Trust Capital Management, Inc., as Delaware trustee. Crestar Bank, as transferor, will assign certain FFELP Loans and HEAL Loans (as such terms are defined in the Trust Agreement) to the Eligible Lender Trustee on the date hereof pursuant to the Transfer and Servicing Agreement, dated as of __________, 1997, among Crestar Bank, the Trust and the Eligible Lender Trustee (the "Transfer and Servicing Agreement"), and pursuant to an Assignment for Financed Student Loans, dated as of __________, 1997, from Crestar Bank (the "Assignment"). Bankers Trust Company (the "Indenture Trustee") will serve as the trustee under the Indenture, dated as of __________, 1997 (the "Indenture"), pursuant to which the above-referenced Notes are being issued and secured.

         We have reviewed the provisions of the Higher Education Act and the HEAL Act and the Certificate of the Eligible Lender Trustee attached hereto and dated the date hereof (the "Certificate"). For purposes of this opinion, we have assumed that: (a) the Trust Agreement, the Transfer and Servicing Agreement and the Assignment have been duly and validly authorized, executed and delivered by the parties thereto, (b) the HEAL Insurance Contract (as defined in the Trust Agreement) has been duly and validly authorized, executed and delivered by the parties thereto, and (c) all of the statements set forth in the Certificate (upon which we have relied without investigation and without verification) are accurate and correct.

         Based on the foregoing, and subject to the following paragraphs, it is our opinion that, as of the date hereof:

         A. The Eligible Lender Trustee is an "eligible lender" as defined in the Higher Education Act, and the transfer of the FFELP Loans to the Eligible Lender Trustee pursuant to the Assignment will not cause such loans to be held by an entity that is not an "eligible lender" under the Higher Education Act.

         B. The Eligible Lender Trustee is an "eligible lender" as defined in the HEAL Act, and the transfer of the HEAL Loans to the Eligible Lender Trustee pursuant to the Assignment will not cause such loans to be held by an "eligible lender" under the HEAL Act.

         Our opinion has not been requested, and we express no opinion, as to the effect of any failure of the Eligible Lender Trustee to have a participation or guarantee agreement in effect with the Secretary of Education or any of the guarantee agencies that have guaranteed the Financed FFELP Loans (as defined in the Trust Agreement) under Section 428(b) of the Higher Education Act. We call to your attention that qualifying as an "eligible lender" under the Higher Education Act alone does not authorize a party to be a holder (which is defined under the Higher Education Act as the eligible lender that owns the loan and in the regulations to include an eligible lender in possession of the note evidencing such a loan that its payable to or has been assigned to such lender) of loans under the FFEL Program (as defined in the Indenture) or to be eligible for the receipt of guarantee or other benefits related to such Financed FFEL Loans. Under a guarantee agency's policies and procedures, an eligible lender typically is required to have a participation or guarantee agreement to be a holder or assignee of loans.

         The scope of our engagement has not extended beyond the examinations and the rendering of the opinions expressed herein. This opinion is based solely upon the Higher Education Act and the HEAL Act as now in effect. We express no opinion as of any subsequent date or with respect to any pending legislation. We express no opinion as to whether the proposed transaction complies in any respect with the Higher Education Act, the HEAL Act and/or implementing regulations and policies, or with other federal or state law. This opinion is rendered solely for your use in connection with the formation of the Trust and may not be relied upon by any other person or for any other purposes without our prior written consent.

                                    EXHIBIT C




                                _________, 1997

Salomon Brothers Inc
New York, New York

Bankers Trust Company
New York, New York

Star Bank, National Association
Cincinnati, Ohio

Ladies and Gentlemen:

         We have acted as special counsel to Crestar Bank, a Virginia banking corporation (the "Bank"), in connection with the transactions contemplated by the Transfer and Servicing Agreement dated as of December 1, 1997 (the "Transfer and Servicing Agreement"), among the Bank, as transferor, as master servicer and as administrator, Crestar Student Loan Trust 1997-1, a Delaware business trust (the "Trust"), as issuer, and Star Bank, National Association, a national banking association as eligible lender trustee (the "Eligible Lender Trustee"), pursuant to which the Bank will transfer to the Eligible Lender Trustee on behalf of the Trust, without recourse (subject to the obligations set forth therein), all right, title and interest of the Bank in and to the Financed Student Loans listed on Schedule A-1 thereto and the proceeds thereof (the "Specified Assets"). This opinion is being delivered to the Eligible Lender Trustee and the Indenture Trustee (as defined below) pursuant to Section 2.1(b) of the Transfer and Servicing Agreement and to the Underwriters pursuant to
Section 6(e) of the Underwriting Agreement (each as defined below). Unless otherwise defined herein, capitalized words and terms used herein shall have the respective meanings assigned to such words and terms in the Transfer and Servicing Agreement.

         In connection with this opinion, we have examined a copy of each of (i) the Transfer and Servicing Agreement; (ii) the Trust Agreement dated as of December 1, 1997 (the "Trust Agreement"), among the Bank, as depositor, the Eligible Lender Trustee, and Delaware Trust Capital Management, Inc., as Delaware trustee; (iii) the Indenture dated as of December 1, 1997, (the "Indenture"), between the Trust and Bankers Trust Company, a New York banking corporation as indenture trustee (the "Indenture Trustee"); (iv) the First Terms Supplement to the Indenture dated as of December 1, 1997 (the "Terms Supplement"), between the Trust and the Indenture Trustee; (v) the Administration Agreement dated as of December 1, 1997 (the "Administration Agreement"), among the Trust, the Bank and the Indenture Trustee; and (vi) the Underwriting Agreement dated as of December ___, 1997 (the "Underwriting Agreement"), among the Transferor, the Trust and Salomon Brothers Inc, as representative of the several Underwriters named therein (each an "Underwriter") (hereinafter the Transfer and Servicing Agreement, the Trust Agreement, the Indenture, the Terms Supplement, the Administration Agreement and the Underwriting Agreement may sometimes be referred to collectively as the "Basic Documents"). In addition, we have reviewed the Articles of Incorporation and the By-laws of the Bank, each as amended to date (the "Articles" and the "By-laws", respectively), and the resolutions of the [Executive Committee] of the Board of Directors of the Bank adopted on ________, 1997. We have also reviewed the Registration Statement on Form S-3, as amended (No. 333-35825) (the "Registration Statement"), which was declared effective by the Securities and Exchange Commission (the "SEC") on December 4, 1997 (the "Effective Date"), and the definitive Prospectus dated _________, 1997, arising from said Registration Statement (the "Prospectus").

         For the purposes of the opinions set forth in Paragraphs (6) through
(8) below, we have reviewed the financing statements on Form UCC-1, naming the Bank as debtor, the Eligible Lender Trustee as secured party and the Indenture Trustee as assignee, in the form attached hereto as Attachment 1 and filed on December ___, 1997 with the State Corporation Commission of Virginia (the "SCC") and assigned No.________ [and on _________, 1997 with the Clerk of the Circuit Court of the City of Richmond, Virginia and assigned No. ____________] (referred to collectively as the "Financing Statements"), and reviewed and, with your consent, relied exclusively on and assumed the accuracy of a report (the "Search Report") of CT Corporation, attached hereto as Attachment 2 and reflecting the results of Uniform Commercial Code searches in the Offices of the SCC and the Clerk of the Circuit Court of the City of Richmond, Virginia against the name "Crestar Bank" (collectively, the "Lien Searches"). We have made no independent search or review of any liens or other matters of record with respect to the Bank in any other government office. The "as of" or "effective" date of each Lien Search (which we have assumed is the date through which such Lien Search is current) is indicated for each office identified therein. Information in the Lien Searches does not include any filings filed or terminated on or after the "as of" or "effective" dates indicated for each of the Lien Searches. We assume no liability for the accuracy of the Search Report.

         In addition to the Basic Documents, the Financing Statements and the Search Report, we have reviewed such corporate records and other documents relating to the Bank and certificates of public officials and officers of the Bank and have satisfied ourselves as to such other matters as we have deemed necessary under the circumstances as a basis for the opinions hereinafter expressed. As to various questions of fact material to this opinion, we have relied upon the representations made in the Basic Documents. We have not independently verified any factual matters in connection with or apart from our review of the documents referred to above and, accordingly, we do not express any opinion as to matters that might have been brought to our attention by independent verification.

         In making such examination and rendering the opinions set forth below, we have assumed: (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to the originals of all documents submitted to us as certified, telecopied, photostated or reproduced copies and the authenticity of all originals of such documents; (iv) the accuracy, completeness and authenticity of certificates of public officials; and (v) the due authorization, execution and delivery of all documents (except for the due authorization, execution and delivery by the Bank of the Basic Documents to which the Bank is a party), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed that each of the parties (other than the Bank) to the Basic Documents has the requisite power and authority to execute and perform its obligations thereunder and all such actions have been duly and validly authorized by all necessary proceedings on its part.

         We have also assumed without independent investigation that: (a) the Eligible Lender Trustee has given "value" (as defined in the Uniform Commercial Code as enacted in the State of New York (the "NY UCC")) to the Bank, and the Indenture Trustee has given "value" (as defined in the NY UCC) to the Eligible Lender Trustee; (b) that the Specified Assets exist and that the Bank and the Trust have rights therein; and (c) since the "as of" or "effective time" of the Lien Searches included in the Search Report, no financing statement or other document, other than the Financing Statements, has been filed in the Office of the SCC that names the Bank as the debtor and that describes any of the Financed Student Loans or the Specified Assets.

         On the basis of the foregoing and in reliance thereon, having regard for legal considerations which we deem relevant, and subject to the qualifications and reservations stated herein, we are of the opinion that:

         1. The Bank is organized and validly existing as a Virginia banking corporation under the laws of the Commonwealth of Virginia, with requisite corporate power and authority to own its properties and conduct its business as such properties are currently owned and such business is presently conducted, except for such power and authority the absence of which would not have a material adverse effect on the Bank or its ability to consummate the transactions contemplated by the Basic Documents.

         2. The Bank has requisite corporate power and authority to execute and deliver the Basic Documents to which it is a party and consummate the transactions contemplated by such Basic Documents, and has taken all corporate action necessary to authorize the execution and delivery of the Basic Documents to which the Bank is a party and consummation of the transactions contemplated by such Basic Documents.

         3. The Basic Documents to which the Bank is a party have been duly executed and delivered by the Bank.

         4. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Basic Documents to which the Bank is a party (a) violates any provision of the Articles or the By-laws,
         (b) constitutes a violation or breach of or default under any provision of any material indenture, agreement or instrument known to us to which the Bank is a party or by which the Bank is bound, (c) results in the creation or imposition of any Lien upon any of the Bank's properties pursuant to the terms of any material indenture, agreement or instrument referred to in clause (b), other than pursuant to the Basic Documents, or (d) violates any law or any order, rule or regulation applicable to the Bank known to us of any court or Federal or Virginia regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Bank or its properties, except for such violations which would not have a material adverse effect on the Bank or its ability to consummate the transactions contemplated by the Basic Documents.

         5. All authorizations, consents, orders or approvals or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Bank in connection with the execution and delivery by the Bank of the Basic Agreements to which the Bank is a party and the performance of the transactions expressly contemplated by such Basic Documents have been obtained, effected or given and are in full force and effect, except such as may be required by the blue sky laws of any jurisdiction as to which no opinion is given.

         6. In the event that the transfer of the Specified Assets by the Bank to the Trust is found not to be a "true sale," the Bank has granted to the Trust a valid security interest in the Specified Assets under
         Article 9 of the NY UCC, and the Eligible Lender Trustee has assigned that security interest to the Indenture Trustee. In the event that the transfer of the Specified Assets by the Bank to the Trust is found to be a "true sale," the Trust has granted to the Indenture Trustee a valid security interest in the Specified Assets under Article 9 of the NY UCC.

         7. Under the NY UCC, the perfection and the effect of perfection or nonperfection of a security interest in "accounts" would be governed by the law (including the conflict of laws rules) of the jurisdiction where the debtor is located. Because the Bank's chief executive office is located within the Commonwealth of Virginia, the Uniform Commercial Code as in effect in the Commonwealth of Virginia (the "VA UCC") would govern the perfection of a security interest in "accounts." Under
         Section 8.9-302(1)(e) and Section 8.9-401(1)(c) of the VA UCC, a security interest in "accounts" is perfected by filing a financing statement in the Office of the SCC and in addition, if the debtor has a place of business in only one county or city of the Commonwealth, also in the office of the clerk of the court in which deeds are admitted to record in such county or city. Because the Bank has a place of business in more than one county or city of the Commonwealth, the Financing Statement needs to be filed only in the Office of the SCC. The Financing Statement to be filed in the Office of the Clerk of the Circuit Court of the City of Richmond, where the Bank maintains its principal executive office, is a cautionary filing.

         8. Upon the filing and proper indexing of the Financing Statement in the Office of the SCC, pursuant to 20 USC ss. 1087-2(d)(3), such filing will perfect a security interest in the Financed Student Loans that comply with the requirements of the Higher Education Act of 1965, as amended (the "Higher Education Act"), in favor of the Eligible Lender Trustee on behalf of the Trust at such time as such Financed Student Loans are pledged to the Eligible Lender Trustee on behalf of the Trust and included on the schedule of Financed Student Loans maintained by the Eligible Lender Trustee. When so perfected, such security interest will have priority over any other security interest in such Financed Student Loans if such other security interest, in order to achieve priority over the Eligible Lender Trustee's security interest was required by law to have been perfected by the filing of a UCC financing statement in the Office of the SCC.

         In reaching the opinions set forth in Paragraphs 7 and 8, we bring to your attention the provisions of the Higher Education Act codified at 20 USC ss. 1087-2(d)(3), which provide:

         Notwithstanding the provisions of any State law to the contrary, including the Uniform Commercial Code as in effect in any State, a security interest in insured student loans created on behalf of . . . any eligible lender as defined in section 1085(a) of this title may be perfected . . . by filing notice of such security interest in such loans in the manner provided by such State law for perfection of security interest in accounts.

         Based solely on the opinion of Foley & Lardner dated the date hereof that the Eligible Lender Trustee is an "eligible lender" within the meaning of the Higher Education Act, we believe that Section 1087-2(d)(3) of the Higher Education Act governs the perfection of the Eligible Lender Trustee's security interest in the Financed Student Loans. We note that the definition of "eligible lender" is contained in Section 1085(d) of the Higher Education Act and not
Section 1085(a). We believe that the reference to Section 1085(a) contained in
Section 1087-2(d)(3) is an error and the correct reference should be to Section 1085(d), although we have made no independent investigation with respect thereto.

         We note that the opinions set forth in Paragraphs 7 and 8 apply only to FFELP Loans comprising a portion of the specified Assets, and do not extend to the perfection or priority of the Eligible Lender Trustee or the Indenture Trustee in the HEAL Loans, as to which we express no opinions, except as set forth in Paragraph 6.

         With respect to the opinions set forth in Paragraph 8, the scope, priority and enforceability of the Eligible Lender Trustee's security interests in the FFELP Loans are subject to the following limitations and qualifications:

         (a) bankruptcy, insolvency, moratorium, fraudulent transfer, preference, equitable subordination and other laws and equitable principles affecting the scope and enforcement of creditors' rights generally;

         (b) a security interest in proceeds is limited to the extent set forth in Section 9-306 of the NY and VA UCCs;

         (c) as to after-acquired property, the limitations set forth in Sections 8.9-204 and 8,9312 of the VA UCC;

         (d) as to future advances, the limitations set forth in Sections 8.9-204, 8.9-301 and 8.9-312 of the VA UCC;

         (e) priorities accorded other interests and liens that, under the Virginia UCC or other applicable law, may be perfected by means other than the filing of financing statements including without limitation (1) security interests temporarily perfected under Section 8.9-304 of the VA UCC without the filing of financing statements, (2) liens, claims or other interests that arise by operation of law and do not require any filing or similar action, and (3) liens, claims or other interests in favor of the United States or any State or agency or instrumentality thereof;

         (f) as to proceeds, the limitations set forth in Section 8.9-308 of the VA UCC;

         (g) the rights of purchasers of and instruments and documents as set forth in Section 8.9-309 of the VA UCC;

         (h) the priorities accorded purchase money security interests under Section 8.9-312(4) of the VA UCC;

         (i) as to subordination by agreement of any person entitled to priority, Section 8.9-316 of the VA UCC;

         (j) the priority of any security interest in collateral constituting proceeds of collateral subject to a third party's security interest;

         (k) the right, defense, claim of an account debtor to which the rights of an assignee would be subject under Section 8.9-318 of the VA UCC; and

         (l)      any rights of offset.

         Additionally, with respect to Paragraphs 7 and 8, please be advised that we express no opinion as to the rights of any Person (other than the Eligible Lender Trustee on behalf of the Trust and the Indenture Trustee) to whom the FFELP Loans were assigned (either absolutely or as collateral for an obligation) by the Bank or the Trust on or prior to the date hereof, which assignment was (i) excluded by Section 8.9-104 of the VA UCC from the scope of
Article 9 of the VA UCC, or (ii) alone or in conjunction with any other assignments (of either or both kinds), if any, to the same assignee did not transfer a significant part of the outstanding "accounts" (as defined in the VA
UCC) of the assignor.

         Further, with respect to the opinions expressed in Paragraphs 7 and 8, we note that the effectiveness of the Financing Statements will terminate (i) unless appropriate continuation statements are filed within six months prior to each five-year anniversary of the filing of the related Financing Statement,
(ii) if the Bank changes its name, identity or corporate structure, unless a new appropriate financing statement or amendment indicating the new name, identity or corporate structure of the Bank is properly filed before the expiration of four months after such change in name, identity or corporate structure, (iii) four months after the Bank changes its chief executive office to a jurisdiction outside of the Commonwealth of Virginia, unless such security interest is perfected in such new jurisdiction within such time, (iv) if the mailing address of the Bank as shown on the Financing Statements ceases to be a mailing address of the Bank, unless a new appropriate financing statement or amendment indicating a new mailing address of the Bank, is properly filed upon the effectiveness of such change in mailing address, and (v) if the Eligible Lender Trustee changes its name or its address from which information concerning the Eligible Lender Trustee's security interest, as applicable, can be obtained, unless new appropriate financing statements or amendments indicating the new name or address of the Eligible Lender Trustee from which information concerning the Eligible Lender Trustee's security interest can be obtained, as the case may be, are properly filed upon the effectiveness of such change in name or address.

         We express no opinion with respect to the laws of any jurisdiction other than the laws of the Commonwealth of Virginia, the State of New York and the federal laws of the United States of America. The opinions set forth in this letter are rendered and effective only as of the date hereof. They are based on existing laws, ordinances, rules, regulations, court and administrative decisions as they presently have been interpreted to apply to the transactions and matters addressed herein, and we can give no assurances that these opinions would not be different after any change in any of the foregoing occurring after the date hereof. No expansion of our opinion may be made by implication or otherwise, and we express no opinion other than as herein expressly set forth. We do not undertake to advise you of any matter within the scope of this letter that comes to my attention after the date of this letter, and we disclaim any responsibility to advise you of future changes in law or fact that may affect the above opinions.

         We consent to reliance on this opinion letter by you and by (i) Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, by Fitch IBCA, Inc., and by Moody's Investors Service, Inc. for the purpose of rating the Notes, and (ii) Squire, Sanders & Dempsey L.L.P. for the purpose of their opinion letter given in connection with the transactions contemplated by the Basic Documents.

                                                     Very truly yours,

                                                     HUNTON & WILLIAMS

                                   EXHIBIT D

                                __________, 1997

TO THE PARTIES LISTED ON
  SCHEDULE A ATTACHED HERETO

                  Re:      Crestar Student Loan Trust 1997-1

Ladies and Gentlemen:

         As counsel to Star Bank, National Association, we have examined or have had examined each of (i) the Trust Agreement dated as of December 1, 1997 (the "Trust Agreement") between Crestar Bank, as Depositor, Star Bank, National Association, as Eligible Lender Trustee (the "Eligible Lender Trustee") and Delaware Capital Management, Inc., as Delaware trustee, creating Crestar Bank Student Loan Trust 1997-1 (referred to herein as the "Trust" or the "Issuer"),
(ii) the Transfer and Servicing Agreement dated as of December 1, 1997 (the "Transfer and Servicing Agreement") among the Issuer, the Eligible Lender Trustee and Crestar Bank, as Transferor, Master Servicer and Administrator,
(iii) the Administration Agreement dated as of December 1, 1997 (the "Administration Agreement") among the Issuer, Crestar Bank, as Administrator, and Bankers Trust Company, as Indenture Trustee, (iv) the Indenture dated as of December 1, 1997 (the "Original Indenture"), as supplemented by the First Terms Supplement dated as of December 1, 1997 (the First Terms Supplement and, together with the Original Indenture, the Indenture ) between the Issuer and the Indenture Trustee, pursuant to which the Trust's Student Loan Asset Backed Notes (as defined in the First Terms Supplement) are being issued, (v) [Guarantee Agreement references to be inserted] (the agreements referred to in clauses (v) through (___) above shall be referred to herein as the "Guarantee Agreements") (the agreements referred to in clauses (i) through (____) above shall be referred to herein as the "Program Documents"). We have also examined or have had examined such other agreements, documents, certificates and papers as we have deemed necessary as a basis for the opinions expressed below.

         We have assumed the due authorization, execution and delivery of each agreement referenced above by each party thereto (other than the Eligible Lender Trustee) and that each agreement referenced above is a legal, valid, binding and enforceable obligation of each party thereto (other than the Eligible Lender Trustee).

         We have examined and are familiar with the Articles of Association and the By-Laws of Star Bank, National Association, the certificates of authority to exercise corporate trust powers issued to Star Bank, National Association by the Federal Reserve Board of the United States (as predecessor in jurisdiction to the Comptroller of the Currency of the United States), and certain resolutions of the Board of Directors of Star Bank, National Association pertaining to the operation of the Corporate Trust Department of Star Bank, National Association. Basing our conclusions on such examination and familiarity, we are of the opinion that:

             (i) The Eligible Lender Trustee is a national banking association duly organized and validly existing under the laws of the United States.

             (ii) The Eligible Lender Trustee has the full corporate trust power to accept the office of eligible lender trustee under the Trust Agreement and to enter into and perform its obligations under the Trust Agreement and the Transfer and Servicing Agreement and, on behalf of the Issuer, under the Indenture, the Transfer and Servicing Agreement, the Administration Agreement and the Guarantee Agreements.

            (iii) The execution and delivery of the Trust Agreement and the Transfer and Servicing Agreement by the Eligible Lender Trustee and of the Indenture, the Transfer and Servicing Agreement, the Administration Agreement and the Guarantee Agreements by the Eligible Lender Trustee on behalf of the Issuer, and the performance by the Eligible Lender Trustee of its obligations under the Trust Agreement and the Transfer and Servicing Agreement, as well as the performance by the Eligible Lender Trustee of its obligations on behalf of the Issuer under the Indenture, the Transfer and Servicing Agreement, the Administration Agreement and the Guarantee Agreements have been duly authorized by all necessary action of the Eligible Lender Trustee and each has been duly executed and delivered by the Eligible Lender Trustee.

             (iv) The Trust Agreement and the Transfer and Servicing Agreement constitute valid and binding obligations of the Eligible Lender Trustee enforceable against the Eligible Lender Trustee in accordance with their terms, and the Indenture, the Transfer and Servicing Agreement, the Administration Agreement and the Guarantee Agreements constitute the valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, except as the enforceability thereof may be (a) limited by bankruptcy, insolvency, reorganization, moratorium, liquidation other similar laws affecting the rights of creditors generally, and (b) subject to general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

             (v) The execution and delivery by the Eligible Lender Trustee of the Trust Agreement and the Transfer and Servicing Agreement and by the Eligible Lender Trustee on behalf of the Trust of the Indenture, the Transfer and Servicing Agreement, the Administration Agreement and the Guarantee Agreements do not require any consent, approval or authorization of, or any registration or filing with, any applicable governmental authority which has not been obtained or done.

             (vi) Each of the Issuer's Notes has been duly executed and delivered by the Eligible Lender Trustee on behalf of the Trust.

            (vii) Neither the consummation by the Eligible Lender Trustee of the transactions contemplated in the Trust Agreement or the Transfer and Servicing Agreement, the consummation by the Issuer of the transactions contemplated in the Indenture, the Transfer and Servicing Agreement, the Administration Agreement or the Guarantee Agreements nor the fulfillment of the terms thereof by the Eligible Lender Trustee or the Issuer, as the case may be, will conflict with, result in a breach or violation of, or constitute a default under any law or the Articles of Association, By-Laws or other organizational documents of the Eligible Lender Trustee or the terms of any indenture or other agreement or instrument known to us and to which the Eligible Lender Trustee or any of its subsidiaries is a party or is bound or any judgment, order or decree known to us to be applicable to the Eligible Lender Trustee or any of its subsidiaries, of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Eligible Lender Trustee or any of its subsidiaries.

           (viii) There are no actions, suits or proceedings pending or, to the best of our knowledge after due inquiry, threatened against the Eligible Lender Trustee (as eligible lender trustee under the Trust Agreement or in its individual capacity) before or by any governmental authority that might materially and adversely affect the performance by the Eligible Lender Trustee of its obligations under, or the validity or enforceability of, the Trust Agreement, the Transfer and Servicing Agreement, the Indenture, the Administration Agreement or the Guarantee Agreement.

             (ix) The execution, delivery and performance by the Eligible Lender Trustee of the Trust Agreement and the Transfer and Servicing Agreement, and the execution, delivery and performance by the Eligible Lender Trustee on behalf of the Trust of the Indenture, the Transfer and Servicing Agreement, the Administration Agreement or any Guarantee Agreement will not subject any of the property or assets of the Trust or any portion thereof, to any liens created by or arising under the Eligible Lender Trustee that are unrelated to the transactions contemplated in such agreements.

                  We are members of the bar of the State of Ohio and do not express any opinion as to any matters governed by any laws other than the laws of the State of Ohio and Federal laws of the United States of America. This opinion is being furnished to you solely for your benefit in connection with the transactions contemplated by the Trust Agreement, the Transfer and Servicing Agreement, the Administration Agreement, the Indenture and the Guarantee Agreements, and may not be used, circulated, quoted or otherwise referred to without our prior written permission.

                                       Respectfully submitted,


                                       The Law Department
                                       Star Bank, National Association

                               SCHEDULE A

Salomon Brothers Inc
New York, New York

Standard & Poor's Ratings Services Group
New York, New York

Moody's Investors Service, Inc.
New York, New York

Fitch IBCA, Inc.
New York, New York

Bankers Trust Company
New York, New York

Hunton & Williams
Richmond, Virginia

Foley & Lardner
Milwaukee, Wisconsin

Squire, Sanders & Dempsey L.L.P.
Columbus, Ohio

                               EXHIBIT E

                               ____________, 1997



TO THE PERSONS LISTED ON
  ATTACHED SCHEDULE I


Re:      Crestar Student Loan Trust 1997-1

Dear Ladies and Gentlemen:

         We have acted as counsel for Bankers Trust Company (the "Indenture Trustee") in connection with the Indenture dated as of December 1, 1997 by and between Crestar Student Loan Trust 1997-1, as Issuer (the "Issuer") and the Indenture Trustee, together with the First Terms Supplement dated December 1, 1997 (herein collectively, the "Indenture"), and the Administration Agreement by and among the Issuer, Crestar Bank, as Administrator (the "Administrator") and the Indenture Trustee, with respect to the $222,900,000 aggregate principal amount of Student Loan Asset Backed Notes (the "Notes").

         In this connection, we have examined such certificates of public officials, such certificates of officers of the Indenture Trustee, and copies certified to our satisfaction of such corporate documents and records of the Indenture Trustee, and of such other papers, as we have deemed relevant and necessary for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Indenture Trustee with respect to the accuracy of material factual matters contained therein which were not independently established. In rendering the opinion expressed below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

         Based upon the foregoing, it is our opinion that:

         1. The Indenture Trustee has been duly incorporated and is validly existing as a New York banking corporation under the laws of the State of New York and has the power and authority to enter into, and to take all action required of it under the Indenture.

         2. The Indenture and the Administration Agreement have been duly authorized, executed and delivered by the Indenture Trustee and constitute a legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with their terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally, as such laws would apply in the event of a bankruptcy, insolvency or reorganization or similar occurrence affecting the Indenture Trustee, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3. The execution and delivery of the Indenture and the Administration Agreement by the Indenture Trustee and the performance by the Indenture Trustee of their terms does not conflict with or result in a violation of (A) any law or regulation of the United States of America or the State of New York governing the banking or trust powers of the Indenture Trustee, or (B) the By-laws of the Indenture Trustee.

         4. The Notes have been duly authenticated and delivered by the Indenture Trustee.

         5. No approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of New York having jurisdiction over the banking or trust powers of the Indenture Trustee is required in connection with the execution and delivery by the Indenture Trustee of the Indenture or the Administration Agreement or the performance by the Indenture Trustee of the terms of the Indenture and the Administration Agreement.

         We express no opinion as to matters governed by any law other than the law of the State of New York and the Federal law of the United States.

                                                     Very truly yours,


                                                     WHITE & CASE

                               Schedule I

Bankers Trust Company
New York, New York

Crestar Bank
Richmond, Virginia

Salomon Brothers Inc
New York, New York

Hunton & Williams
Richmond, Virginia

Foley & Lardner
Milwaukee, Wisconsin

Squire, Sanders & Dempsey L.L.P.
Columbus, Ohio

                                    EXHIBIT F

                                                     _________, 1997

Salomon Brothers Inc,
 as Representative of the Underwriters
 named in the Underwriting Agreement
 dated December ___, 1997
390 Greenwich Street, 4th Floor
New York, New York 10013

Ladies and Gentlemen:

         This opinion is rendered pursuant to the Underwriting Agreement dated December ___, 1997 (the "Underwriting Agreement") among Salomon Brothers Inc, as Representative of the Underwriters named therein (the "Underwriters"), Crestar Student Loan Trust 1997-1, a Delaware business trust (the "Issuer") and Crestar Bank (the "Bank"), relating to the purchase by the Underwriters of the Issuer's Student Loan Asset-Backed Notes (the "Notes"). We have acted as counsel to the Underwriters in connection with the purchase of the Notes pursuant to the Underwriting Agreement.

         As such counsel, we have examined copies of (i) the Underwriting Agreement, (ii) the Issuer's Registration Statement on Form S-3 (Registration No. 333-35825), in the form declared effective by the Securities and Exchange Commission (the "Registration Statement"), (iii) the Prospectus dated _________, 1997 (the "Prospectus"), filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), (iv) the Indenture dated as of December 1, 1997, and the First Terms Supplement to the Indenture dated as of December 1, 1997 (collectively, the "Indenture") each between the Issuer and Bankers Trust Company, as indenture trustee (the " Indenture Trustee"), (v) the Trust Agreement dated as of December 1, 1997, among the Issue, Star Bank, National Association, as Eligible Lender Trustee (the "Eligible Lender Trustee"), and Delaware Trust Capital Management, Inc., as Delaware Trustee, (vi) the Transfer and Servicing Agreement dated as of December 1, 1997 among the Issuer, the Bank, as Transferor, Master Servicer and Administrator, and the Eligible Lender Trustee and (vii) the Administration Agreement dated as of December 1, 1997 among the Issuer, the Bank and the Indenture Trustee.

         We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form the basis of the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of copies of documents supplied to us. As to certain matters of fact relevant to the opinions hereinafter expressed, we have relied solely upon (i) the representations and warranties contained in the above-referenced documents, and (ii) statements and certificates of officers of the Bank, the Issuer, the Underwriters and others. We are rendering this opinion pursuant to Section 6(h) of the Underwriting Agreement.

         Attorneys involved in the preparation of this opinion are admitted to the Bar of the State of Ohio and we express no opinion as to any laws other than the laws of the United States and the State of Ohio.

Based on the foregoing, we are of the opinion that:

         1. The Issuer is not, nor as a result of the offering and initial sale of the Notes as contemplated in the Prospectus will the Issuer become, an "investment company" as defined in the Investment Company Act of 1940, as amended.

         2. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

         3. The Registration Statement has become effective under the Securities Act and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates (except for any financial statements or other financial data or notes thereto or any statistical or tabular data contained or incorporated therein as to which we express no opinion), complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations thereunder.

         We have participated in conferences with officers and other representatives of the Issuer and the Bank, the Indenture Trustee and the Eligible Lender Trustee, and the legal counsel for each of these parties and with your representatives. At these conferences, the contents of the Registration Statement, the Prospectus and related matters were discussed. Although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions and representations of officers and other representatives of the Issuer and others), no facts have come to our attention which would lead us to believe that the Registration Statement (excluding the Exhibits thereto) at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus on the date thereof or on the date hereof, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that in the case of both the Registration Statement and the Prospectus, we express no opinion or view as to the financial, numerical, statistical and quantitative information included or incorporated therein, the information in the Prospectus under the headings "The Transferor", "The Servicers", "The Financed Student Loan Pool", "Description of the FFEL Program", "Description of the Guarantee Agencies", "Description of the HEAL Program", "Maturity and Prepayment Considerations" and the other information contained in the Prospectus relating to or describing provisions of the Higher Education Act of 1965, as amended, the Federal Family Education Loan Program, the Health Education Assistance Loan Act, as amended, or the Health Education Assistance Loan Program.

         This opinion and advice is being rendered to the Underwriters solely for their benefit and may not be relied upon by any other person or entity without our written consent, except that each of the Bank and the Indenture Trustee may rely on the opinion set forth in paragraph (2) above.

                                    Respectfully submitted,

                                    SQUIRE, SANDERS & DEMPSEY L.L.P.

                                   EXHIBIT G

                                _________, 1997

To the Persons Listed
 on Schedule A


Ladies and Gentlemen:

         We have acted as special counsel to Crestar Bank, a Virginia banking corporation (the "Bank"), in connection with the transactions contemplated by the Transfer and Servicing Agreement dated as of December __, 1997 (the "Transfer and Servicing Agreement"), by and among the Bank, as transferor, as master servicer and as administrator, Crestar Student Loan Trust 1997-1, a statutory Delaware business trust (the "Trust"), as Trust, and Star Bank, National Association, a national banking association as eligible lender trustee (the "Eligible Lender Trustee"), pursuant to which the Bank will transfer to the Eligible Lender Trustee on behalf of the Trust, without recourse, all right, title and interest of the Bank in, to and under the Financed Student Loans listed on Schedule A-1 thereto and all payments thereon and all proceeds thereof (the "Specified Assets"). Terms herein with an initial capital not required by standard capitalization rules are defined terms, and each such term not parenthetically defined herein shall have the meaning assigned to it in the Transfer and Servicing Agreement.

                              I. OPINION REQUESTED

         You have requested our opinion as to whether, in the event that the Federal Deposit Insurance Corporation (the "FDIC") were to be appointed as conservator or receiver for the Bank pursuant to Section 11(c) of the Federal Deposit Insurance Act (the "FDIA") and a court were to recharacterize the transfer of the Bank's right, title, and interest in, to and under the Specified Assets to the Eligible Lender Trustee pursuant to the Transfer and Servicing Agreement as the grant of a security interest in the Specified Assets securing a loan from the Eligible Lender Trustee to the Bank (such security interest, the "Security Interest"), the Security Interest would be enforceable notwithstanding the appointment of the FDIC as conservator or receiver of the Bank.

                                 II. ASSUMPTIONS

         We have examined a copy of each of (i) the Transfer and Servicing Agreement; (ii) the Trust Agreement dated as of December __, 1997 (the "Trust Agreement"), among the Bank, as depositor, the Eligible Lender Trustee, and Delaware Trust Capital Management Inc., as Delaware trustee; (iii) the Indenture dated as of December __, 1997, (the "Indenture"), between the Trust and Bankers Trust Company, a New York banking corporation as indenture trustee (the "Indenture Trustee"); (iv) the First Terms Supplement to the Indenture dated as of December __, 1997 (the "Terms Supplement"), between the Trust and the Indenture Trustee; (v) the Administration Agreement dated as of December __, 1997 (the "Administration Agreement, among the Trust, the Bank and the Indenture Trustee; and (vi) the Underwriting Agreement dated as of December __, 1997 (the "Underwriting Agreement"), among the Transferor, the Trust and Smith Barney Inc., as representative of the several Underwriters named therein (each an "Underwriter") (hereinafter the Transfer and Servicing Agreement, the Trust Agreement, the Indenture, the Terms Supplement, the Administration Agreement and the Underwriting Agreement may sometimes be referred to collectively as the "Basic Documents"). In addition, we have reviewed the Articles of Incorporation and the By-laws of the Bank, each as amended to date (the "Articles" and the "By-laws", respectively), and the resolutions of the [Executive Committee] of the Board of Directors of the Bank adopted on December __, 1997. We have also reviewed the Registration Statement on Form S-3, as amended (No. 333-35825) (the "Registration Statement"), which was declared effective by the Securities and Exchange Commission (the "SEC") on December __, 1997 (the "Effective Date"), and the definitive Prospectus dated December __, 1997, arising from said Registration Statement (the "Prospectus").

         In rendering the opinion herein, we have relied upon and incorporate by reference herein the assumptions and opinions of our letter opinion regarding, inter alia, whether the Bank would be construed to have granted to the Trust a valid security interest in the Specified Assets under Article 9 of the New York Uniform Commercial Code in the event that the transfer of the Specified Assets by the Bank to the Trust is found not be to a "true sale" or "absolute conveyance" for purposes of a receivership or conservatorship of the Bank under
Section 11(c) of the FDIA (the "Lien Opinion").

         As to factual matters, we have reviewed and relied, without any independent investigation, confirmation or inquiry whatsoever, upon the representations, warranties, certifications and covenants contained in the Officer's Certificate executed by the Bank annexed hereto as Exhibit A (the "Bank Certificate") and the Officer's Certificate executed by the Eligible Lender Trustee annexed hereto as Exhibit B (the "Trustee Certificate"; together with the Bank Certificate, the "Certificates"). We further have assumed, again with your permission and without any independent investigation, confirmation or inquiry whatsoever, that such representations, warranties and certifications are true, accurate and not materially misleading as of the date hereof and such covenants will be kept, observed and otherwise fully performed until all amounts due on the Notes and the Certificates are indefeasibly paid in full. We have no actual knowledge of any facts indicating that any of such assumptions are false or materially misleading or that our reliance thereon would be unreasonable.

                                  III. ANALYSIS

         The Bank is ineligible to be a "debtor" under ss. 109(b)(2) and 109(d) of the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101-1330 (the "Bankruptcy Code"). As a result, neither the provisions of the Bankruptcy Code that impact the right of a secured creditor to liquidate collateral nor the provisions of
Section 547 of the Bankruptcy Code concerning "preferential" transfers would apply in the event of the insolvency of the Bank. Rather, the FDIC is authorized under Sections 11(c)(1) and (2) of the FDIA to accept appointment as conservator, and is required to be appointed as receiver, for a national bank such as the Bank.

         The FDIC as conservator or receiver is granted the powers set forth in
Section 11 of the FDIA. Section 11(e) of the FDIA, authorizes the FDIC as conservator or receiver to "repudiate" certain "contracts." However, the FDIA does not grant the FDIC as conservator or receiver the general power to avoid valid perfected security interests, provided that certain requirements are satisfied. In this respect, Section 11(e)(11) of the FDIA states that no provision of this subsection shall be construed as permitting the avoidance of any legally enforceable(1) or perfected security interest in any of the assets of any depository institution except where such an interest is taken in contemplation of the institution's insolvency or with the intent to hinder, delay, or defraud the institution or the creditors of such institution.

         If the FDIC as receiver or conservator were to disaffirm or repudiate the Transfer and Servicing Agreement, the liability of the FDIC would be limited to actual direct compensatory damages determined as of the date of the appointment of the conservator or receiver(2) 12 U.S.C. ss. 1821(e)(3)(A).

         The FDIA authorizes the FDIC as receiver to determine claims against an insured depository institution in receivership. This authorization appears to include the authority, at least in certain cases, to determine a "claim of security." See 12 U.S.C. ss. 1821(d)(5)(D). Section 11(d)(5) of the FDIA provides that before the end of the 180-day period beginning on the date that a claim is filed with the FDIC as receiver, the FDIC shall determine whether to allow or disallow the claim. The FDIC is required by Section 11(d)(8) of the FDIA to establish a procedure for expedited relief for claimants alleging that
(i) there exists a perfected security interest in the assets of a depository institution for which the FDIC has been appointed receiver, and (ii) irreparable injury will occur if the routine claims procedure is followed. Section 11(d)(8)(B) of the FDIA provides that before the end of the 90-day period beginning on the date any claim is filed in accordance with such expedited relief determination procedures, the FDIC shall determine whether to allow or disallow a claim, or whether the claim shall be determined pursuant to the claims procedure.

         Section 11(d)(5)(D) of the FDIA states that the FDIC as receiver may disallow any portion of a claim to security which is not proved to the satisfaction of the receiver. The FDIC may treat the portion of a secured claim exceeding the fair market value of the security as an unsecured claim and payment on such unsecured portion of the claim will only be made in connection with the disposition of all claims of unsecured creditors of the institution.
Section 11(d)(50(D) of the FDIA states that no court may review the FDIC's determination to disallow a claim of security not proved to the FDIC's satisfaction.

         Certain Basic Documents to which the Bank is party may be invalid against the FDIC. Section 13(e)(1) of the FDIA provides in pertinent part:

         No agreement which tends to diminish or defeat the interest of the [FDIC] in any asset acquired by it under this section or section 11 [of the FDIA] . . .shall be valid against the [FDIC] unless such agreement-

         (A)      is in, writing,

         (B) was executed by the depository institution and any person claiming an adverse interest thereunder, including the obligor, contemporaneously with the acquisition of the asset by the depository institution,

         (C) was approved by the board of directors of the depository institution or its loan committee, which approval shall be reflected in the minutes of said board or committee, and

         (D) has been, continuously, from the time of its execution, an official record of the depository institution(3)

         [Emphasis added.]

         In North Arkansas Medical Center v. Barrett, 962 F.2d 780 (8th Cir.
1992), the Eighth Circuit affirmed the district court's decision to dismiss a claim by a depositor of an insolvent savings and loan association (the "S&L") that the depositor had a perfected security interest in certain assets held by the S&L to secure the S&L's obligations under certain certificates of deposit. The dismissal was made on the ground that the claim of the depositor did not comply with Section 13(e) of the FDIA.

         In response to the concerns raised by the North Arkansas Medical Center decision, the FDIC, in 1993, adopted a "Statement of Policy Regarding Treatment of Security Interests After Appointment of the FDIC as Conservator or Receiver" (the "Security Interest Policy Statement")(4). In the Security Interest Policy Statement, the FDIC indicates that, if certain conditions are met, the FDIC as conservator or receiver, will not seek to avoid an otherwise legally enforceable and perfected security interest solely because the secured obligation or collateral subject to the security interest (a) was not acquired by the depository institution contemporaneously with the approval and execution of the security agreement granting the security interest and/or (b) may change, increase, or be subject to substitution from time to time during the period that the security interest is enforceable and perfected. Such conditions are as follows: (a) the agreement was undertaken in the ordinary course of business, not in contemplation of insolvency, and with no intent to hinder, delay or defraud the depository institution or its creditors; (b) the secured obligation represents a bona fide and arm's length transaction; (c) the secured party or parties are not insiders or affiliates of the depository institution; (d) the grant or creation of the security interest was for adequate consideration; and
(e) the security agreement evidencing the security interest is in writing, was approved by the depository institution's board of directors or loan committee (which approval is reflected in the minutes of a meeting of the board of directors or committee), an has been continuously from the time of its execution, an official record of the depository institution.

                                   IV. OPINION

         Based on the foregoing and subject to the qualifications and assumptions set forth herein and below, we are of the opinion that if the FDIC were to be appointed as conservator or receiver for the Bank pursuant to Section 11 (c) of the FDIA and a court were to recharacterize the transfer of the Specified Assets to the Eligible Lender Trustee pursuant to the Transfer and Servicing Agreement and the other Basic Documents as the grant of a security interest in the Specified Assets securing a loan from the Eligible Lender Trustee to the Bank, a court properly presented with the issue and correctly applying applicable law to the facts set forth herein and relied upon for purposes of this opinion would rule that the Security Interest is enforceable, notwithstanding the appointment of the FDIC as conservator or receiver for the Bank.

                                V. QUALIFICATIONS

         We note that we have found no case law directly on point.(5) We further note that the FDIC as a matter of policy will not issue binding advisory opinions as to positions it would adopt in hypothetical situations that could arise in future receiverships or conservatorships of insured depository institutions and that the FDIC's actions as receiver or conservator are determined on a case by case basis in accordance with applicable laws and in light of the specific factual situation. Furthermore, we note that a court's decision regarding the matter upon which we opine herein will be based on the court's own analysis and interpretation of the factual evidence before the court and applicable legal principles. Consequently, a court could reach conclusions different from those set forth herein, and our opinion herein cannot and does not in any way constitute an empirical prediction as to the actual outcome of any future litigation. Rather, the opinion herein is merely our informed legal judgment as the proper application of applicable law to the facts set forth herein and relied upon for purposes of this opinion.
We do not purport to express any opinion herein other than the opinion expressly set forth in Section IV above. Nor do we purport to express an opinion herein on any laws other than those of the United States of America in effect as of the date this opinion is given and policy statements and letters by the FDIC or its counsel or staff in effect as of the date this opinion is given. This opinion is given and effective only on the date hereof, and we assume no obligation to inform you of any subsequent changes in the facts, law, policy statements or letters bearing on this opinion, even if such changes are brought to our attention.

         We incorporate herein by reference the qualifications of the Lien Opinion.

         We consent to reliance on this opinion letter only by the addressees hereof for purposes of the transactions contemplated by the Basic Documents. Except as provided in the immediately preceding sentence, this opinion letter may not to be relied upon, quoted, referred to, or otherwise used by any other person or entity or for any other purpose without our prior written consent in each instance.


--------
              1 The FDIC has taken the position that "legally enforceable" for this purpose requires compliance with Section 13(e) of the FDIA. See Security Interest Policy Statement (defined below).

              2 See Security Interest Policy Statement. But see FDIC "Statement of Policy Regarding Treatment of Collateralized Letters of Credit After Appointment of the Federal Deposit Insurance Corporation as Conservator or Receiver," 60 Fed. Reg. 27976 (May 26, 1995) (the "L/C Policy Statement")(under the circumstances indicated therein, payment for a collateralized letter of credit repudiated by the FDIC as conservator or receiver will be made to the extent of available collateral up to an amount equal to the outstanding principal amount or accreted value of the secured obligations, together with interest at the contract rate up to and including the date of payment and expenses of liquidation, if provided in the contract). Cf., Employees' Retirement System of Alabama v. The Resolution Trust Company, 830 F. Supp. 972 (S.D.N.Y. 1993) (the district court held that the Resolution Trust Corporation, a former sister agency of the FDIC, was obligated to pay holders of repudiated bonds the fair market value thereof as of the date of repudiation).



              3 We are not aware of any case law that interprets the contemporaneous requirement, involving facts analogous to the transactions contemplated. We note that the FDIC has issued a Statement of Policy Regarding Federal Common Law and Statutory Provisions Protecting FDIC, as Receiver or Corporate Liquidator, Against Unrecorded Basic Documents or Arrangements of a Depository Institution Prior to Receivership (Feb. 4, 1997) (the "February 1997 Policy Statement"). In the February 1997 Policy Statement, the FDIC indicates "the FDIC, as a matter of policy, will not seek to bar claims which by their very nature do not lend themselves to the enumerated requirements of [12 U.S.C.] 1823(e)". In addition, the February 1997 Policy Statement sets forth guidelines for the application of 12 U.S.C. ss. 1823(e). Such guidelines do not provide any guidance in the securitization context, however they do indicate that (i) 12 U.S.C. 1823(e) may not be asserted by the FDIC without the approval of the Washington Deputy Directory of the FDIC where the claimant has been diligent, i.e., it took all reasonable steps to document and record the agreement or understanding with the failed depository institution and there is no evidence of deceptive activity, and (ii) the contemporaneous requirements in 12 U.S.C. ss. 1823(e) insofar as it applies to loan workouts and loan modifications where the sole issue is the contemporaneous requirement, should be considered principally where "the facts demonstrate that the workout or restructure was entered into in bad faith and in anticipation of institution failure." Although the foregoing is not directly on point, it does indicate an aversion by the FDIC (absent approval of the applicable Washington Deputy Director) to utilize 12 U.S.C. ss. 1823(e) to defeat claims where there is a bona fide arm's length transaction, no evidence of bad faith, fraud, collusion or anticipation of institution failure, or deception and the claimant has been diligent.

              4 5 Fed. Reg 16833 (Mar. 31, 1993). In the Security Interest Policy Statement, the FDIC cites previous FDIC general counsel opinions supporting its position, e.g., FDIC Advisory Opinion 4537 (Apr. 2, 1991) and FDIC Advisory Opinion 4423 (Dec. 15, 1989).

              5 [Discussion  of Westport Bank & Trust  Company v.  Geraghty,  90
                                -------------------------------------------
F.3d 661 (2d Cir. 1996).  Copy to come.]



                                                               Very truly yours,

                                                              HUNTON & WILLIAMS

                                   Schedule A

Crestar Bank
Richmond, Virginia

Salomon Brothers Inc
New York, New York

Bankers Trust Company
New York, New York

Star Bank, National Association
Cincinnati, Ohio

Standard & Poor's Ratings Services
New York, New York

Moody's Investors Service, Inc.
New York, New York

Fitch IBCA, Inc.
New York, New York

Squire, Sanders & Dempsey L.L.P.
Columbus, Ohio

KPMG Peat Marwick
Richmond, Virginia

                               EXHIBIT H

                            _________, 1997

Salomon Brothers Inc
As Representative of the Underwriters
390 Greenwich Street, 4th Floor
New York, New York 10013

Re:      Crestar Student Loan Trust 1997-1


Ladies and Gentlemen:

We have acted as special counsel for Crestar Bank (the "Bank"), in connection with the Underwriting Agreement dated December ___, 1997 (the "Underwriting Agreement") among Crestar Student Loan Trust 1997-1, a Delaware business trust (the "Issuer"), the Bank and Salomon Brothers Inc, as representative of the Underwriters named in the Underwriting Agreement. Capitalized terms not otherwise defined here shall have the meaning set forth in the Underwriting Agreement. Pursuant to the Underwriting Agreement, the Underwriters are purchasing on the date hereof, the Issuer's Student Loan Asset Backed Notes.

As such counsel, we have examined copies of (i) the Registration Statement on Form S-3 (Registration Nos. 333-35825), in the form declared effective by the Securities and Exchange Commission (the "Registration Statement") and (ii) the Prospectus dated December ___, 1997 (the "Prospectus"), filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

In such examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of copies of documents supplied to us. As to certain factual matters, we have relied solely upon (i) the representations and warranties contained in the Underwriting Agreement and the other Basic Documents, and (ii) statements and certificates of officers of the Bank, the Issuer, Salomon Brothers Inc and others.

We have participated in conferences with officers and other representatives of the Issuer and the Bank and with your representatives. At these conferences, the contents of the Registration Statement, the Prospectus and related matters were discussed. Although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions and representations of officers and other representatives of the Issuer and others), no facts have come to our attention which would lead us to believe that the Registration Statement (excluding the Exhibits thereto) at the time it became effective, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus on the date thereof and on the date hereof, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (in the case of both the Registration Statement and the Prospectus, other than the financial, numerical, statistical and quantitative information included or incorporated therein, and the information in the Prospectus under the headings "The Servicers", "The Financed Student Loan Pool", "Maturity and Prepayment Considerations", "Description of the Guarantee Agencies", "Federal Income Tax Consequences", "State Tax Considerations" and "ERISA Considerations").

This letter is solely for the benefit of the addressee hereof and may not be relied upon by any other party without our written consent.

                                                     Very truly yours,


                                                     FOLEY & LARDNER

                                    EXHIBIT I

                                _________, 1997

Salomon Brothers Inc
As Representative of the Underwriters
390 Greenwich Street, 4th Floor
New York, New York 10013

Re:      Crestar Student Loan Trust 1997-1


Ladies and Gentlemen:

We have acted as special counsel for Crestar Bank (the "Bank"), in connection with the Underwriting Agreement dated December ___, 1997 (the "Underwriting Agreement") among Crestar Student Loan Trust 1997-1, a Delaware business trust (the "Issuer"), the Bank and Salomon Brothers Inc, as representative of the Underwriters named in the Underwriting Agreement. Capitalized terms not otherwise defined here shall have the meaning set forth in the Underwriting Agreement. Pursuant to the Underwriting Agreement, the Underwriters are purchasing on the date hereof, the Issuer's Student Loan Asset Backed Notes.

As such counsel, we have examined copies of (i) the Registration Statement on Form S-3 (Registration Nos. 333-35825), in the form declared effective by the Securities and Exchange Commission (the "Registration Statement") and (ii) the Prospectus dated __________, 1997 (the "Prospectus"), filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

In such examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of copies of documents supplied to us. As to certain factual matters, we have relied solely upon (i) the representations and warranties contained in the Underwriting Agreement and the other Basic Documents, and (ii) statements and certificates of officers of the Bank, the Issuer, Salomon Brothers Inc and others.

We have participated in conferences with officers and other representatives of the Issuer and the Bank and with your representatives. At these conferences, the contents of the Registration Statement, the Prospectus and related matters were discussed. Although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions and representations of officers and other representatives of the Issuer and others), no facts have come to our attention which would lead us to believe that the Registration Statement (excluding the Exhibits thereto) at the time it became effective, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus on the date thereof and on the date hereof, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (in the case of both the Registration Statement and the Prospectus, other than the financial, numerical, statistical and quantitative information included or incorporated therein, the information in the Prospectus under the headings "The Servicers", "The Financed Student Loan Pool", "Maturity and Prepayment Considerations", "Description of the FFEL Program", "Description of the Guarantee Agencies" and "Description of the HEAL Program").

This letter is solely for the benefit of the addressee hereof and may not be relied upon by any other party without our written consent.

                                                     Very truly yours,


                                                     HUNTON & WILLIAMS

                                   EXHIBIT J



                              ______________, 1997



Salomon Brothers Inc
As Representative of the Underwriters
390 Greenwich Street, 4th Floor
New York, New York  10013

Re:      Crestar Student Loan Trust 1997-1

Ladies and Gentlemen:

         We have acted as special tax counsel to Crestar Bank, a Virginia banking corporation (the "Depositor") in connection with the formation of the Crestar Student Loan Trust 1997-1, a Delaware business trust (the "Trust"), and the issuance of approximately $222,900,000 in principal amount of Student Loan Asset Backed Notes (the "Notes"). The Notes are being issued pursuant to an indenture dated as of December 1, 1997, between the Trust and Bankers Trust Company, as trustee (the "Indenture Trustee"), as supplemented by the First Terms Supplement dated as of December 1, 1997 between the Trust and the Indenture Trustee (together, the "Indenture"). Any capitalized term used and not defined herein shall have the meaning assigned to it in the Indenture.

         We have reviewed the originals or copies of (i) the Prospectus for the Notes dated December ___, 1997 (the "Prospectus"); (ii) the Trust Agreement dated as of December 1, 1997 by and among the Depositor, Star Bank, National Association, a national banking association, as eligible lender trustee (the "Eligible Lender Trustee"), and Delaware Trust Capital Management, Inc., as Delaware trustee (the "Delaware Trustee"); (iii) the Indenture; and (iv) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

         Based on the foregoing and subject to the qualifications stated herein, we are of the opinion that if (i) the Trust, the Indenture Trustee, and the other parties to the issuance transaction comply (without waiver) with all of the provisions of the Indenture and certain other documents to be prepared and executed in connection with the issuance of the Notes and (ii) the Trust issues and sells the Notes as described in the Prospectus, the Notes will be treated for federal income tax purposes as evidences of indebtedness and not as ownership interests in the collateral securing them or as equity interests in the trust or in a separate association taxable as a corporation. In addition, we are of the opinion that the descriptions of the law and legal conclusions contained under the caption "Federal Income Tax Consequences" in the Prospectus are correct in all material respects and the discussions thereunder fairly summarize the federal income tax considerations that are likely to be material to the holders of the Notes.

         There are no existing regulations under section 385 of the Code defining instruments as equity or indebtedness for income tax purposes. Furthermore, there are no controlling regulations, published rulings, or judicial decisions involving securities with terms substantially the same as the Notes that discuss, for federal income tax purposes, (i) whether the securities constitute equity or indebtedness or (ii) whether the collateral relating to the securities has been pledged or sold to the holders of the securities. Therefore, our opinion regarding the characterization of the Notes as evidences of indebtedness is based upon rulings and judicial decisions under the Code involving situations that we consider to be analogous and an analysis of all of the facts and circumstances surrounding the issuance and sale of the Notes.

         You should be aware that this opinion represents conclusions as to the application to the Notes of existing law, regulations, administrative rules and practices, and legislative history. There can be no assurance, however, that existing law will not change or that contrary positions will not be taken by the Internal Revenue Service.

         No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Notes under the laws of any state.

         The opinions expressed herein are solely for the information and use of the addressees and may not be relied upon or otherwise used for any purpose by any other person without our express written consent.

                                                     Very truly yours,



                                                     HUNTON & WILLIAMS

                                  EXHIBIT K-1

                                _________, 1997

Salomon Brothers Inc
As Representative of the Underwriters
390 Greenwich Street, 4th Floor
New York, New York 10013

Re:      Crestar Student Loan Trust 1997-1

         We have acted as special Ohio counsel to Crestar Student Loan Trust 1997-1 (the "Trust") in connection with the Indenture dated as of December 1, 1997 (the "Indenture") between the Trust and Bankers Trust Company, a New York banking corporation as the indenture trustee (the "Indenture Trustee").

         For the purpose of rendering our opinion, our review has been limited solely to originals of the following:

         1.       the Indenture;

         2. the Transfer and Servicing Agreement dated as of December 1, 1997 (the "Transfer and Servicing Agreement") by and among Crestar Bank, a Virginia banking corporation, as transferor, as master servicer and as administrator (the "Bank"), the Trust, as issuer, and Star Bank, National Association, as eligible lender trustee (the "Eligible Lender Trustee");

         3. the Trust Agreement dated as of December 1, 1997 (the "Trust Agreement"), among the Bank, as depositor, the Eligible Lender Trustee, and Delaware Trust Capital Management, Inc., as Delaware trustee;

         4. reports of Lexis Document Services with respect to searches of the Uniform Commercial Code records at the office of the Secretary of State of the State of Ohio, listing all currently effective financing statements filed through December , 1997 naming the Trust as debtor and at the office of the Recorder of Hamilton County, Ohio, listing all currently effective financing statements filed through December , 1997 (the "Search Results"); and

         5. file-stamped acknowledgement copies of UCC-1 financing statements naming the Trust as Debtor and the Indenture Trustee as secured party filed with the Secretary of State of the State of Ohio and the Recorder of the County of Hamilton, Ohio which are attached here to as Exhibits A-1 and A-2 (the "Financing Statements").

         It is our understanding that pursuant to the Transfer and Servicing Agreement, the Bank is transferring to the Eligible Lender Trustee on behalf of the Trust, without recourse (subject to the obligations set forth therein), all right, title and interest of the Bank in and to the Financed Student Loans listed on Schedule [A-1] thereto and the proceeds thereof (the "Specified Assets"); pursuant to the Indenture, the Trust is pledging all of its right, title and interest in and to the Specified Assets to the Indenture Trustee for the benefit of the holders from time to time of the Senior LIBOR Rate Class A-1 Student Loan Asset Backed Notes, the Senior LIBOR Rate Class A-2 Student Loan Asset Backed Notes and the Subordinate LIBOR Rate Class B Student Loan Asset Backed Notes (collectively, the "Notes"); and the Notes are being sold in a public offering registered under the Securities Act of 1933, as amended (the "Act").

         This opinion is being delivered to you at your request. Unless otherwise defined herein, each of the capitalized terms used herein shall have the meaning ascribed to such term in the Indenture, or if not so defined therein, as defined in the Transfer and Servicing Agreement.

         In rendering this opinion, we have with your permission assumed, without independent investigation, the following:

         1. the genuineness of all signatures of all persons executing the documents examined by us;

         2. all documents submitted to us as copies in connection with this opinion conform to the originals thereof;

         3. each of the Trust, the Eligible Lender Trustee and the Indenture Trustee has been duly incorporated and organized or duly established and each of them is validly existing under the laws of the jurisdiction in which it is incorporated or established;

         4. the Specified Assets exist, value has been given and the Trust and the Eligible Lender Trustee on behalf of the Trust have sufficient rights in the Specified Assets for the security interest of the Indenture Trustee to attach to the Specified Assets and we express no opinion as to the nature or extent of the Trust's or the Eligible Lender Trustee's rights, title or interest in or to any Specified Assets;

         5. each of the Transfer and Servicing Agreement, the Trust Agreement and the Indenture, (a) has been duly executed and delivered by each of the parties thereto and (b) is the valid and binding obligation of the parties thereto enforceable against such parties in accordance with its respective terms;

         6. each of the Trust and the Eligible Lender Trustee is identified by its full and correct legal name in each of the Indenture and the Financing Statements and each of the Trust and the Eligible Lender Trustee does not do business and has not done business under any other name; and

         7. each of the Financing Statements gives an address of the secured party from which information concerning the security interest may be obtained and gives a correct mailing address of the debtor and secured party listed therein.

         Based upon and subject to the foregoing and subject to the assumptions, exceptions and qualifications and limitations set forth herein, it is our opinion that except for the timely filing in the future of continuation statements with respect to the Financing Statements, no other filing is required in the State of Ohio in order to make effective the Lien of the Indenture in the Specified Assets and the proceeds thereof. Insofar as Chapter 1309 of the Ohio Revised Code [Article 9 of the Uniform Commercial Code as enacted in Ohio (the "UCC")] applies (without regard to conflict of laws principles), the Indenture Trustee has a perfected security interest in such Specified Assets and the proceeds thereof and, assuming that the Search Results accurately list all of the financing statements filed naming the Trust as debtor and describing any portion of the Specified Assets consisting of such accounts and proceeds thereof, such security interest of the Indenture Trustee will be prior to the security interest of all other creditors of the Trust whose security interests are perfected solely by filing UCC financing statements in the State of Ohio.

         The foregoing opinion is subject to the following further assumptions and qualifications:

         1. The opinion expressed herein insofar as it relates to the filing of the Financing Statements is based solely upon our review of the above-referenced file-stamped acknowledgement copies of the Financing Statements and is subject to the effect that any misfiling or misindexing of the Financing Statements might have on the perfection or priority of the security interests perfected by the filing thereof.

         2. The opinion expressed herein with respect to priority, to the extent dependent upon the existence or non-existence of UCC financing statements filed prior to the Financing Statements, (a) is based solely on the Search Results and
                  (b) assumes that there have been no UCC financing statements filed subsequent to the respective dates of the Search
                  Results which were filed prior to the filing of the Financing Statements.

         3. The security interest of the Indenture Trustee in Collateral consisting of proceeds is limited to the extent set forth in
                  Section 1309.25 of the Ohio Revised Code [Section 9-306 of the UCC].

         4. The perfection of the security interest in the Specified Assets will be terminated four months after the Trust changes the location of its chief executive office to a new jurisdiction outside the State of Ohio (or, if earlier, when perfection under the laws of the State of Ohio would have ceased) unless such security interests are perfected in such new jurisdiction before that termination.

         5. We have assumed that the Trust has not, within the past four months, changed its name, corporate structure or the locations of its chief executive office, chief place of business, or where it keeps its records with respect thereto.

         6. With regard to the sufficiency of the description of the Specified Assets set forth in the Financing Statements, we have assumed that the Indenture Trustee will maintain a detailed list describing the Specified Assets which will be available for inspection by interested parties during normal business hours.

         We are admitted to the Bar of the State of Ohio and we express no opinion herein as to the laws of any jurisdiction other than the laws of the State of Ohio. This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. A copy of this opinion may be delivered to Moody's Investors Service, Inc., Fitch ICBA, Inc., Standard & Poor's Corporation and Hunton & Williams, each of which may rely upon this opinion as if it were addressed to it. The opinion expressed herein is expressed solely to you and, without the express written consent of the undersigned, may not be relied upon by any other persons (except the Noteholders, who are hereby expressly permitted to rely upon our opinion) for any reason.

                                    Very truly yours,

                                    SQUIRE, SANDERS & DEMPSEY L.L.P.

                                  EXHIBIT K-2

                                _________, 1997

To the Parties Identified
On Schedule 1 Hereto

Re:      Crestar Student Loan Trust 1997-1


Ladies and Gentlemen:

I have acted as chief counsel to the Pennsylvania Higher Education Assistance Agency (the "PHEAA") in connection with the execution and delivery of an Indenture dated as of December 1, 1997 between Crestar Student Loan Trust 1997-1 (the "Issuer") and Banker's Trust Company, as Indenture Trustee (the "Indenture Trustee"), as supplemented by a First Terms Supplement, also dated as of December 1, 1997 (collectively, the "Indenture"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

         You have requested my opinion as to the perfection and priority of the security interest in the HEAL Notes for the Student Loans (the "HEAL Notes") granted by the Issuer to the Indenture Trustee pursuant to the Indenture.

         This opinion is based solely upon my review of my examination of the Indenture and such matters of law as I have deemed necessary for purposes of rendering the opinions set forth herein.

         Based on and subject to the foregoing, as well as the assumptions and limitations set forth below, I am of the opinion that upon delivery to PHEAA, in the Commonwealth of Pennsylvania, of the HEAL Notes and the proceeds thereof, the security interest created by the Indenture in favor of the Indenture Trustee in such HEAL Notes and the proceeds thereof is perfected. At the time of such perfection, such security interest has first priority. At the present time the PHEAA is in possession of the HEAL Notes.

         The opinions set forth herein are limited to Title 13 of the Pennsylvania Commercial Code (the "Commercial Code"), and therefore those opinions do not address (i) law of jurisdictions other than Pennsylvania, and of Pennsylvania except for Title 13 of the Commercial Code, and (ii) collateral of a type not subject to Title 13 of the Commercial Code. Without limiting the generality of the foregoing, I express no opinion as to the consequences of the failure to record any assignment, transfer or sale of the HEAL Notes. My opinions as to the perfection and priority of any security interest in proceeds are subject to the provisions of Title 13 of the Commercial Code.

         My Opinions as to matters of Pennsylvania law are based solely on my review of the text of Title 13, Division 9, of the Commercial Code.

         This opinion letter addresses the legal consequences of only the facts existing or assumed as of the date hereof. The opinions expressed herein are based on an analysis of existing laws. Such opinions may be affected by actions taken or omitted, events occurring, or changes in the relevant facts, after the date hereof. I have not undertaken to determine, or to inform any person of, the occurrence or non-occurrence of any such actions, events or changes. This opinion is solely for your benefit in connection with the transaction covered by the first two paragraphs of this letter and may not be relied upon or used by, circulated, quoted or referred to, nor may copies hereof be delivered to, any other person without my prior written approval. I disclaim any obligation to update this opinion letter for events occurring or coming to my attention after the date hereof.

                                            Very truly yours,



                                            Sheila Dow-Ford
                                              Chief Counsel

                                   SCHEDULE A

Depositor

Crestar Bank

Eligible Lender Trustee

Star Bank, National Association

Delaware Trustee

Delaware Trust Capital Management, Inc.

Administrator

Crestar Bank

Indenture Trustee

Bankers Trust Company

Underwriters

Salomon Brothers Inc,
As Representative of the several Underwriters

Counsel

Squire, Sanders & Dempsey L.L.P.
Hunton & Williams